                                                                   EXHIBIT 4.7





                               U.S. $ 50,000,000


                            REIMBURSEMENT AGREEMENT

                         Dated as of December 31, 1993

                                     Among

                             TRANSCO ENERGY COMPANY

                                  as Borrower

                                      and

                                   THE BANKS
                                  NAMED HEREIN

                                    as Banks

                                      and

                                BANK OF MONTREAL

                           as Agent and Issuing Bank

                               TABLE OF CONTENTS

                                                                                                  Page
                                                    ARTICLE I
                                         DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01.    Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.02.    Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . .   14
         Section 1.03.    Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 1.04.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 1.05.    Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                                    ARTICLE II
                                            STANDBY LETTERS OF CREDIT

         Section 2.01.    Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 2.02.    Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section 2.03.    Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 2.04.    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                          (a)    Facility Fees  . . . . . . . . . . . . . . . . . . . . . . . . .   18
                          (b)    Participation Fee  . . . . . . . . . . . . . . . . . . . . . . .   19
                          (c)    Issuance Fee . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                          (d)    Letter of Credit Fronting Fees . . . . . . . . . . . . . . . . .   19
         Section 2.05.    Increased Costs and Capital Requirements  . . . . . . . . . . . . . . .   19
                          (a)    Change of Law. . . . . . . . . . . . . . . . . . . . . . . . . .   19
                          (b)    Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 2.06.    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 2.07.    Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 2.08.    Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 2.09.    Optional Termination of the Commitments . . . . . . . . . . . . . . . .   22
         Section 2.10.    Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 2.11.    Payments and Computations . . . . . . . . . . . . . . . . . . . . . . .   24
                          (a)    Procedure for Payments by Borrower . . . . . . . . . . . . . . .   24
                          (b)    Computation of Interest and Fees   . . . . . . . . . . . . . . .   25
                          (c)    Payment on Non-Business Days . . . . . . . . . . . . . . . . . .   25
                          (d)    Agent Reliance . . . . . . . . . . . . . . . . . . . . . . . . .   25
                          (e)    Interest on Overdue Amounts. . . . . . . . . . . . . . . . . . .   26
         Section 2.12.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          (a)    No Deduction for Certain Taxes . . . . . . . . . . . . . . . . .   26
                          (b)    Other Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          (c)    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .   26
                          (d)    Evidence of Tax Payments . . . . . . . . . . . . . . . . . . . .   27
                          (e)    Foreign Bank Withholding Exemption . . . . . . . . . . . . . . .   27
                          (f)    Bank Obligation to Mitigate. . . . . . . . . . . . . . . . . . .   28
                          (g)    Survival of Obligations. . . . . . . . . . . . . . . . . . . . .   28

                                                   ARTICLE III
                                               CONDITIONS PRECEDENT

         Section 3.01.    Conditions Precedent to Initial Letter of Credit  . . . . . . . . . . .   28

         Section 3.02.    Conditions Precedent to Each Letter of Credit . . . . . . . . . . . . .   30

                                                    ARTICLE IV
                                          REPRESENTATIONS AND WARRANTIES

         Section 4.01.    Representations and Warranties of Borrower  . . . . . . . . . . . . . .   30
                          (a)    Corporate Existence. . . . . . . . . . . . . . . . . . . . . . .   30
                          (b)    Corporate Power. . . . . . . . . . . . . . . . . . . . . . . . .   31
                          (c)    Authorization and Approvals. . . . . . . . . . . . . . . . . . .   31
                          (d)    Enforceable Obligations. . . . . . . . . . . . . . . . . . . . .   32
                          (e)    Financial Statements . . . . . . . . . . . . . . . . . . . . . .   33
                          (f)    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                          (g)    ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . .   34
                          (h)    Tax Returns Filed. . . . . . . . . . . . . . . . . . . . . . . .   35
                          (i)    Investment Company Act . . . . . . . . . . . . . . . . . . . . .   35
                          (j)    Public Utility Holding Company Act . . . . . . . . . . . . . . .   35
                          (k)    Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                          (l)    Other Defaults . . . . . . . . . . . . . . . . . . . . . . . . .   35
                          (m)    Ownership of Material Subsidiary Stock . . . . . . . . . . . . .   35
                          (n)    Environmental Matters. . . . . . . . . . . . . . . . . . . . . .   36

                                                    ARTICLE V
                                              COVENANTS OF BORROWER

         Section 5.01.    Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . .   37
                          (a)    Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . .   37
                          (b)    Preservation of Corporate Existence, Etc . . . . . . . . . . . .   37
                          (c)    Maintenance of Insurance . . . . . . . . . . . . . . . . . . . .   37
                          (d)    Payment of Taxes, Etc  . . . . . . . . . . . . . . . . . . . . .   37
                          (e)    Reporting Requirements . . . . . . . . . . . . . . . . . . . . .   38
         Section 5.02.    Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                          (a)    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                          (b)    Ratio of Cash Flow to Interest Expense . . . . . . . . . . . . .   42
                          (c)    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                          (d)    Mergers, Etc . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                          (e)    Restrictions on Dividends, Intercompany
                                 Loans or Investments . . . . . . . . . . . . . . . . . . . . . .   44
                          (f)    Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                          (g)    Multiemployer Plans or Multiple Employer Plans . . . . . . . . .   44
                          (h)    Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . .   44
                          (i)    ERISA Liabilities  . . . . . . . . . . . . . . . . . . . . . . .   44
                          (j)    Affiliate Transaction  . . . . . . . . . . . . . . . . . . . . .   44
                          (k)    Payments on Preferred Stock  . . . . . . . . . . . . . . . . . .   45
                          (l)    Preferred Stock and Options  . . . . . . . . . . . . . . . . . .   45
                          (m)    Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                          (n)    Restricted Payments  . . . . . . . . . . . . . . . . . . . . . .   46
                          (o)    Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                          (p)    Asset Disposition  . . . . . . . . . . . . . . . . . . . . . . .   47

                                                    ARTICLE VI
                                      EVENTS OF DEFAULT AND CASH COLLATERAL

         Section 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                          (a)    Nonpayment . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                          (b)    Representations and Warranties Untrue. . . . . . . . . . . . . .   47
                          (c)    Covenant Violations. . . . . . . . . . . . . . . . . . . . . . .   47
                          (d)    Other Defaults . . . . . . . . . . . . . . . . . . . . . . . . .   48
                          (e)    Insolvency, Bankruptcy, Etc. . . . . . . . . . . . . . . . . . .   48
                          (f)    Judgments. . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                          (g)    Stock of Material Subsidiaries . . . . . . . . . . . . . . . . .   49
                          (h)    Termination Event. . . . . . . . . . . . . . . . . . . . . . . .   49
                          (i)    Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                          (j)    Cross Default. . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 6.02.    Cash Collateral Account . . . . . . . . . . . . . . . . . . . . . . . .   50
                          (a)    Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                          (b)    Application against Letter of Credit Obligations;
                                 Release of Funds . . . . . . . . . . . . . . . . . . . . . . . .   50
                          (c)    Duty of Care . . . . . . . . . . . . . . . . . . . . . . . . . .   51

                                                   ARTICLE VII
                                                    THE AGENT

         Section 7.01.    Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 7.02.    Agent's Reliance, Etc . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 7.03.    Bank of Montreal and Affiliates . . . . . . . . . . . . . . . . . . . .   52
         Section 7.04.    Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 7.05.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 7.06.    Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

                                                   ARTICLE VIII
                                                   ISSUING BANK

         Section 8.01.    Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 8.02.    Successor Issuing Bank  . . . . . . . . . . . . . . . . . . . . . . . .   54

                                                    ARTICLE IX
                                                  MISCELLANEOUS

         Section 9.01.    Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 9.02.    Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 9.03.    No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Section 9.04.    Expenses and Taxes; Indemnification . . . . . . . . . . . . . . . . . .   56
                          (a)    Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . .   56
                          (b)    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .   57
                          (c)    Survival of Covenants. . . . . . . . . . . . . . . . . . . . . .   57
         Section 9.05.    Limitation and Adjustment of Interest . . . . . . . . . . . . . . . . .   57
                          (a)    Maximum Interest Under Texas Law . . . . . . . . . . . . . . . .   57
                          (b)    Maximum Interest Under Applicable Law. . . . . . . . . . . . . .   58
                          (c)    Recapture. . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 9.06.    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         Section 9.07.    Assignments and Participations  . . . . . . . . . . . . . . . . . . . .   59

         Section 9.08.    Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . .   61
         Section 9.09.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Section 9.10.    JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Section 9.11.    WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . .   62


SCHEDULES:
- ---------

Schedule I        --      Notice Information for Banks
Schedule 5.02(a)  --      Existing Liens
Schedule 5.02(c)  --      Existing Indebtedness of Material
                           Subsidiaries
Schedule 5.02(e)  --      Existing Restrictions on Dividends,
                           Advances and Investments



EXHIBITS:
- --------

Exhibit A  --Form of TGPL Guaranty
Exhibit B  --Form of TXG Guaranty
Exhibit C  --Form of Opinion of Counsel to Borrower
Exhibit D  --Form of Opinion of Special Counsel to the Agent
Exhibit E  --Form of Opinion of Special New York Counsel
             to the Agent
Exhibit F  --Form of TGPL Solvency Certificate
Exhibit G  --Form of TXG Solvency Certificate
Exhibit H  --Form of Assignment and Acceptance
Exhibit I  --Subordination Terms

                            REIMBURSEMENT AGREEMENT
                         Dated as of December 31, 1993


         Transco Energy Company, a Delaware corporation (the "Borrower"), the lenders party hereto, and Bank of Montreal, as Agent hereunder, agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01 Certain Defined Terms. As used in this Agreement, the term "Borrower" shall have the meaning set forth above and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

         "Agent" means Bank of Montreal in its capacity as agent pursuant to
Article VII and any successor in such capacity pursuant to Section 7.06.

         "Agreement" means this Reimbursement Agreement dated as of December 31, 1993 among Borrower, the Banks, and the Agent, as amended from time to time in accordance with the terms hereof.

         "Applicable Issuance Fee" means as to any Letter of Credit, for any period, the product of (i) the original face amount of such Letter of Credit, multiplied by (ii) the rate per annum set forth in the following table for the relevant Rating Category applicable to Borrower at the time of issuance of such Letter of Credit.

         (a) If at the time of issuance of such Letter of Credit, the total outstanding Advances (as such term is defined in the Revolver Credit Agreement) pursuant to the Revolver Credit Agreement are equal to or less than fifty percent (50%) of the Commitments (as such term is defined in the Revolver Credit Agreement), then:

                 Rating                          Letter of Credit
                 Category                             Fee Rate
                 --------                             --------
                 One                                  7/16%
                 Two                                  7/8%
                 Three                                1-3/8%
                 Four                                 1-7/8%.

         (b) If at the time of issuance of such Letter of Credit, the total outstanding Advances (as such term is defined in the Revolver Credit Agreement) pursuant to the Revolver Credit Agreement are greater than fifty percent (50%) of the Commitments (as such term is defined in the Revolver Credit Agreement), then:

                 Rating                          Letter of Credit
                 Category                             Fee Rate
                 --------                             --------
                 One                                  9/16%
                 Two                                  1-1/8%
                 Three                                1-5/8%
                 Four                                 2-1/2%.

         With the consent of Required Banks, the rate otherwise applicable to any Letter of Credit may be reduced by fifty percent (50%) if such Letter of Credit is deemed to be "performance-based" as such term is used in the risk based capital guidelines of the Bank for International Settlements.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit H.

         "Banks" means the lenders listed on the signature pages hereof and each Eligible Assignee that becomes a party hereto pursuant to Section 9.07.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

         (a) the rate of interest announced publicly by Bank of Montreal in its Chicago office from time to time, as Bank of Montreal's prime rate, it being understood that the prime rate is not necessarily the lowest or best rate of interest determined by Bank of Montreal in connection with extensions of credit and other financing transactions; or

         (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Bank of Montreal on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Bank of Montreal from three New York certificate of deposit dealers of recognized standing selected by Bank of Montreal, in either case adjusted to the nearest 1/8 of one percent of if there is no nearest 1/8 of one percent, to the next higher 1/8 of one percent; or

         (c) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

         "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or Houston, Texas.

         "Capitalized Lease Obligations" means, for any Person, all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

         "Cash Collateral Account" means a special cash collateral account containing cash deposited pursuant to this Agreement, to be maintained at the Agent's office in accordance with Section 6.02.

         "Cash Collateral Amount" means the aggregate undrawn face amount of all issued and outstanding Letters of Credit.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (by SARA or otherwise), set forth at 42 U.S.C. Section Section 9601 et seq (1988), state and local analogs and all rules and regulations promulgated thereunder, in each case as now or hereafter in effect.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code, and the regulations promulgated and rulings issued thereunder, in each case as now or hereafter in effect, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

         "Commitment" means, with respect to each Bank, the amount set forth in the first column opposite such Bank's name on the signature pages hereof, or in the case of a Bank which has entered into any Assignment and Acceptance, set forth for such

Bank as its Commitment in the Register maintained by the Agent pursuant to
Section 9.07(c), as such amount may be reduced pursuant to Sections 2.08, 2.09 or 6.01.

         "Consolidated" refers to the consolidation of the accounts of Borrower and its Consolidated Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in the preparation of the Financial Statements.

         "Consolidated Cash Flow" of Borrower means for any period the Consolidated Operating Income of Borrower and its Consolidated Subsidiaries for such period plus (i) the Consolidated depreciation and amortization expense included in calculating Consolidated Operating Income of Borrower and its Consolidated Subsidiaries for such period, plus (ii) any other non-cash charges included in calculating Consolidated Operating Income of Borrower and its Consolidated Subsidiaries for such period reducing such Consolidated Operating Income, minus (iii) non-cash items included in calculating Consolidated Operating Income of Borrower and its Consolidated Subsidiaries for such period increasing such Consolidated Operating Income.

         "Consolidated Interest Expense" for Borrower means for any period the amount (net of interest income) which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption as reflected in Borrower's Consolidated income statement for such period prepared on substantially the same basis as Borrower's Consolidated income statement for its fiscal year ended December 31, 1992, or as set forth in Borrower's Form 10-K for its fiscal year 1992.

         "Consolidated Net Income" of Borrower means for any period the Consolidated net income (or loss) of Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that there shall be (a) excluded therefrom (i) the net income (or loss) of any Person acquired by Borrower or a Subsidiary in a pooling-of-interest transaction for any period prior to the date of such transaction, (ii) the net income (but not net loss) of any Person which is subject to any restriction which prevents the payment of dividends or the making of distributions to Borrower or any Subsidiary to the extent of such restrictions, (iii) after-tax gains or losses on the sale, transfer or other disposition of any Property by Borrower or its Consolidated Subsidiaries not in the ordinary course of business, (iv) all extraordinary gains and extraordinary losses, net of applicable income taxes, and (v) any item constituting the cumulative effect of a change in accounting principles, net of applicable income taxes, and (b) included therein (to the extent not otherwise included therein, and subject to the limitation set forth in clause (a)(ii) of this definition)

Borrower's interest, determined in accordance with GAAP, in the net income (or loss) of any Person in which Borrower or any Subsidiary owns an interest and which is not a Consolidated Subsidiary, as set forth opposite the caption "equity in earnings of unconsolidated affiliates" or any like caption as reflected in Borrower's Consolidated income statement for such period prepared on substantially the same basis as Borrower's Consolidated income statement for its fiscal year ended December 31, 1992, or as set forth in Borrower's Form 10-K for its fiscal year 1992.

         "Consolidated Net Worth" means the sum of, without duplication, (i) the Consolidated common stockholders' equity of Borrower and its Consolidated Subsidiaries plus (ii) the aggregate stated value of all Preferred Stock of Borrower and Material Subsidiaries issued prior to September 30, 1993 and held by Persons other than Borrower or any Subsidiary plus (iii) Preferred Stock of the Borrower ("New Preferred Stock") held by Persons other than the Borrower or any Subsidiary which is exchanged for, or substantially all of the proceeds of which are used to acquire and retire, any Preferred Stock outstanding on September 30, 1993 (or any extension or renewal thereof), in an aggregate liquidation preference not to exceed the liquidation preference of such Preferred Stock so exchanged, or acquired and retired and provided that the New Preferred Stock by its terms, or by the terms of any agreement or instrument pursuant to which such New Preferred Stock is issued, (x) does not provide for payments of liquidation value at the stated maturity of such New Preferred Stock or by way of a sinking fund applicable to such New Preferred Stock or by way of any mandatory redemption, retirement or repurchase of such New Preferred Stock (including any redemption, retirement or repurchase which is contingent upon events or circumstances) prior to December 31, 1996 and (y) does not permit redemption or other retirement of such New Preferred Stock at the option of the holder thereof prior to December 31, 1996, other than a redemption or other retirement at the option of the holder of such New Preferred Stock (including pursuant to an offer to purchase made by the Borrower) which is conditioned upon the change of control of the Borrower plus (iv) 100% of the aggregate after-tax loss on disposition after the date of this Agreement of any asset of Borrower or any Consolidated Subsidiary not in the ordinary course of business plus (v) the cumulative after-tax amount not exceeding $100,000,000 of the Magnolia Charge to be taken by Borrower, provided, however, if the Magnolia Charge exceeds $100,000,000, then the amount of such excess over $100,000,000 shall be included in the calculation of Consolidated Net Worth until the earlier to occur of (a) the sale by Borrower of a minimum of $100,000,000 in the aggregate of common stock of Borrower after the date of this Agreement, or
(b) December 31, 1994, all as determined in accordance with GAAP.

         "Consolidated Operating Income" of Borrower means for any period the Consolidated operating income (or loss) of Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP and set forth opposite the caption "Operating Income (Loss)" or any like caption on a Consolidated income statement of Borrower and its Consolidated Subsidiaries for such period prepared on substantially the same basis as Borrower's and its Consolidated Subsidiaries' income statement for its fiscal year ended December 31, 1992, or as set forth in the Borrower's Form 10-K for its fiscal year 1992; provided, however, that there shall be (a) excluded therefrom (to the extent otherwise included therein) (i) the operating income (or loss) of any Person acquired by Borrower or a Subsidiary in a pooling-of-interest transaction for any period prior to the date of such transaction, (ii) the operating income (but not loss) of any Person which is subject to any restriction which prevents the payment of dividends or the making of such distributions to Borrower or any Subsidiary to the extent of such restrictions, (iii) pre-tax gains or losses on the sale, transfer or other disposition of any Property by Borrower or its Consolidated Subsidiaries not in the ordinary course of business, (iv) all extraordinary gains and extraordinary losses, prior to applicable income taxes, and (v) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes, and (b) included therein (to the extent not otherwise included therein, and subject to the limitation set forth in clause (a)(ii) of this definition) Borrower's interest, determined in accordance with GAAP, in the income (or loss) of any Person in which Borrower or any Subsidiary owns an interest and which is not a Consolidated Subsidiary, as set forth opposite the caption "equity in earnings of unconsolidated affiliates" or any like caption as reflected in Borrower's Consolidated income statement for such period prepared on substantially the same basis as Borrower's Consolidated income statement for its fiscal year ended December 31, 1992, or as set forth in Borrower's Form 10-K for its fiscal year 1992.

         "Consolidated Subsidiaries" of Borrower means all Persons that would be accounted for as consolidated Persons in Borrower's financial statements in accordance with GAAP.

         "Default" means any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Dollars" and "$" means lawful money of the United States of America.

         "Eligible Assignee" means, with the consent of the Agent and Issuing Bank, any Bank and, with the consent of the Agent, Issuing Bank and Borrower, any other Person.

         "Environment" or "Environmental" shall have the meanings set forth in 42 U.S.C. Section 9601(8) (1988).

         "Environmental Protection Statute" means any law, statute, ordinance, rule, regulation, order, decision, decree, judgment, permit, license, authorization or agreement (all as amended from time to time) arising from, in connection with, or relating to the pollution, protection or regulation of the Environment or the protection or regulation of health or safety, whether the foregoing are required or promulgated by any government or agency or other authority of or in the United States of America (whether local, state, or federal) or any foreign country or subdivision thereof, including without limitation, CERCLA, RCRA and other laws, statutes, ordinances, rules and regulations relating to the disposal, removal, remediation, production, storing, refining, handling, transferring, processing, recycling or transporting of or exposure to Hazardous Materials, wherever located, and any rule, regulation or decision issued or promulgated in connection with such laws, statutes, ordinances, rules or regulations by any government, agency or other authority of or in the United States of America (whether local, state or federal) or of any foreign country or subdivision thereof, in each case as now or hereafter in effect.

         "EPA" means the United States Environmental Protection Agency, or any successor thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which Borrower is a member and which is under common control within the meaning of the regulations under
Section 414 of the Code.

         "ERISA Liabilities" means at any time the minimum liability with respect to Plans which would be required to be reflected at such time as a liability on the Consolidated balance sheet of Borrower and its Subsidiaries under paragraphs 36 and 70 of Statement of Financial Accounting Standards No. 87 as such Statement may from time to time be amended, modified or supplemented, or under any successor statement issued in replacement thereof.

         "Event of Default" has the meaning specified in Section 6.01.

         "Executive Officer" (whether or not capitalized) means the president, secretary, treasurer, principal financial officer, principal accounting officer and each vice-president of Borrower or any Material Subsidiary and each other person who performs similar policy making functions for Borrower or any Material Subsidiary.

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

         "Financial Statements" means the Consolidated and consolidating balance sheets and other financial statements of Borrower and its Subsidiaries dated September 30, 1993 referred to in Section 4.01(e), copies of which have been delivered to the Agent and the Banks listed on the signature pages hereof.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03; provided, however, that for purposes of the definitions herein of Consolidated Cash Flow, Consolidated Interest Expense, Consolidated Net Income and Consolidated Operating Income, so long as Transco Coal is a Subsidiary it shall be treated as a Consolidated Subsidiary even if it shall be treated as a discontinued operation pursuant to GAAP.

         "Guaranties" mean the TGPL Guaranty and the TXG Guaranty.

         "Hazardous Materials" means (i) any substance or material identified as a hazardous substance pursuant to CERCLA; (ii) any substance or material regulated as a hazardous or solid waste pursuant to RCRA; and (iii) any other material or substance regulated under any Environmental Protection Statute. "Hazardous Materials" shall include, without limitation, pollutants, contaminants, toxic substances, radioactive materials, oil, petroleum and petroleum products, polychlorinated biphenyls and asbestos.

         "Indebtedness" means, for any Person, (a) its liabilities for borrowed money or the deferred purchase price of Property or services (other than current accounts and salaries payable or accrued in the ordinary course of business), (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) Capitalized Lease Obligations of such Person, and (d) all Indebtedness of others (i) which is secured by any Lien on Property owned by such Person, whether or not such Person has assumed or become liable for the payment of such Indebtedness or (ii) the payment, purchase or other acquisition or obligation of which such Person has assumed, or for the payment, purchase or other acquisition or obligation of which such Person has otherwise become directly or contingently liable.

         "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

         "Investment" means, as applied to any Person, any direct or indirect
(i) purchase or other acquisition by such Person of any interest in stock or other securities of any other Person, (ii) loan or advance by such Person to any other Person, including, without limitation, all Indebtedness owed to such Person by any other Person, (iii) guaranty, assumption or other incurrence of liability by such Person of any Indebtedness or other obligation of any other Person, or (iv) capital contribution or other investment by such Person in any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Issuing Bank" means Bank of Montreal acting in its capacity as issuer of Letters of Credit hereunder, or any bank acting as a successor issuing bank pursuant to Section 8.02.

         "L/C Application" has the meaning specified in Section 2.01(a).

         "Letter(s) of Credit" means any standby letter of credit issued pursuant to the terms of this Agreement by Issuing Bank for the account of Borrower.

         "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time and
(b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

         "Loan Documents" means this Agreement, each L/C Application, the Guaranties and each other agreement, instrument or document executed at any time in connection with this Agreement.

         "Magnolia Charge" means any charge to be taken by Borrower after September 30, 1993 with respect to Borrower's Investment in the coal bed methane properties held by Magnolia Methane Company and the natural gas pipeline held by Magnolia Pipeline Company.

         "Material Subsidiary" means each of TGC, TGPL and TXG.

         "Moody's" means Moody's Investors Service.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which Borrower or any ERISA Affiliate, and more than one employer other than Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "Net Cash Proceeds" means all consideration (valued at fair market value if other than cash) received by Borrower or any Subsidiary at any time as a result of or in connection with any sale of capital stock or other equity securities of Borrower or such Subsidiary, as the case may be, net of all reasonable fees, commissions, underwriting discounts and expenses incurred by Borrower in such sale.

         "Obligations" means all Reimbursement Obligations, all fees payable by Borrower hereunder and all other amounts payable by Borrower to the Agent or the Banks under any of the Loan Documents.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

         "Plan" means an employee benefit plan (other than a Multiemployer
Plan) which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

         "Preferred Stock" means, (i) as applied to any partnership, partnership interests in such partnership which shall be entitled to preference or priority over any other partnership interest in such partnership in respect of any distribution of cash, property or other assets and (ii) as applied to any corporation, shares of capital stock of such corporation which shall be entitled to preference or priority over any other shares of capital stock of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation.

         "Pro Rata Share" means, at any time with respect to any Bank, either
(a) the ratio (expressed as a percentage) of such Bank's Commitment at such time to the aggregate Commitments at such time or (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Bank's Commitment immediately prior to such termination to the aggregate Commitments immediately prior to such termination.

         "Property" or "asset" (in each case, whether or not capitalized) means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Rating Category" means any of Rating Category One, Rating Category Two, Rating Category Three or Rating Category Four.

         "Rating Category One" is applicable to Borrower at such times as the senior unsecured long-term debt of Borrower is rated BBB- or better by S&P and Baa3 or better by Moody's.

         "Rating Category Two" is applicable to Borrower at such times as (a) Rating Category One is not applicable to Borrower and (b) the senior unsecured long-term debt of Borrower is rated BB+ or better by S&P and Ba1 or better by Moody's.

         "Rating Category Three" is applicable to Borrower at such times as (a) neither Rating Category One nor Rating Category Two is applicable to Borrower and (b) the senior unsecured long-term debt of Borrower is rated B or better by S&P and B2 or better by Moody's.

         "Rating Category Four" is applicable to Borrower at such times as (a) the senior unsecured long-term debt of Borrower is rated B- or lower by S&P or B3 or lower by Moody's or (b) Borrower is Unrated.

        "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended from time to time, set forth at 42 U.S.C. Section Section 6901 et seq
(1988), state and local analogs and all rules and regulations promulgated thereunder, in each case as now or hereafter in effect.

         "Register" has the meaning specified in Section 9.07(c).

         "Regulation G" means Regulation G of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" means Regulation U of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" means Regulation X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Reimbursement Obligations" means all of the obligations of Borrower set forth in Section 2.03(a)(i).

         "Required Banks" means at any time Banks whose Commitments equal at least 60% of the aggregate Commitments, or, if the Commitments have been terminated, Banks holding a Pro Rata Share of at least 60% of the Letter of Credit Exposure (provided, however, that, for purposes hereof, neither Borrower, nor any of its Affiliates, if a Bank, shall be included in (i) the Banks having such amount of the Commitments or holding such amount of the Letter of Credit Exposure or (ii) determining the aggregate amount of the Commitments or the total Letter of Credit Exposure.

         "Restricted Preferred Stock" means (a) Preferred Stock of Borrower which (i) was issued on or after September 30, 1993 and (ii) is subject to redemption or other retirement or to conversion (other than conversion to common stock), in whole or in part, at the option of the holder thereof (unless such option may only be exercised on a fixed or determinable date or dates after December 31, 1996) or at a fixed or determinable date or dates prior to or on December 31, 1996, except any redemption or other retirement at the option of the holder of such Preferred Stock (including pursuant to an offer to purchase made by Borrower) which is conditioned upon the change of control of Borrower and (b) Preferred Stock of Borrower which (i) was issued prior to September 30, 1993, (ii) became outstanding on or after September 30, 1993, and
(iii) is subject to redemption or other retirement or to conversion (other than conversion to common stock), in whole or in part, at the option of the holder thereof (unless such option may only be exercised on a fixed or determinable date or dates after December 31, 1996) or at a fixed or determin-able date or dates prior to or on December 31, 1996, except any redemption or other retirement at the option of the holder of such Preferred Stock (including, pursuant to an offer to purchase made by Borrower) which is conditioned upon the change of control of Borrower.

         "Restricted Subsidiary" means (i) each Material Subsidiary and (ii) each subsidiary of a Material Subsidiary other than Transco Gas Marketing Company and Transco Gas Gathering Company and each of their respective subsidiaries.

         "Revolver Credit Agreement" means the Amended and Restated Credit Agreement dated December 31, 1993 among Borrower, the lenders parties thereto, Citibank, N.A. as agent thereunder, and Bank of Montreal as co-agent thereunder, as amended from time to time in accordance with the terms thereof, which provides for advances to Borrower up to an aggregate principal amount outstanding at any time of $450,000,000.

         "SARA" means the Superfund Amendments and Reauthorization Act of 1986.

         "S&P" means Standard & Poor's Corporation.

         "Subsidiary" means any corporation (including a business trust), partnership, joint stock company, trust, unincorporated association, joint venture or other entity of which more than 50% of the outstanding capital stock, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors of such corporation or, in the case of any other entity, a majority of the Persons performing similar functions (irrespective of whether or not at the time capital stock, securities or other ownership interests of any other class or classes of such corporation or such other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by Borrower, by Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

         "subsidiary of a Material Subsidiary" means any corporation (including a business trust), partnership, joint stock company, trust, unincorporated association, joint venture or other entity of which more than 50% of the outstanding capital stock, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors of such corporation or, in the case of any other entity, a majority of the Persons performing similar functions (irrespective of whether or not at the time capital stock, securities or other ownership interests of any other class or classes of such corporation or such other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by one or more of the Material Subsidiaries, by one or more of the Material Subsidiaries and one or more Subsidiaries of a Material Subsidiary or by one or more Subsidiaries of a Material Subsidiary.

         "Termination Date" means December 31, 1996, or such earlier date of termination in whole of the aggregate Commitments pursuant to Section 2.08,
Section 2.09 or Section 6.01.

         "Termination Event" means (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the
PBGC), or an event described in Section 4062(e) of ERISA, (ii) the distribution of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or
(iv) any other event or condition which is reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "TGC" means Transco Gas Company, a Delaware corporation.

         "TGPL" means Transcontinental Gas Pipe Line Corporation, a Delaware corporation.

         "TGPL Guaranty" means the Guaranty dated as of the date hereof duly executed and delivered to the Agent by TGPL in substantially the form of Exhibit A, as amended from time to time in accordance with the terms thereof.

         "Transco Coal" means Transco Coal Company, a Delaware corporation.

         "TXG" means Texas Gas Transmission Corporation, a Delaware corporation.

         "TXG Guaranty" means the Guaranty dated as of the date hereof duly executed and delivered to the Agent by TXG in substantially the form of Exhibit B, as amended from time to time in accordance with the terms thereof.

         "Unrated" means that the senior unsecured long-term debt of Borrower either is not rated by S&P or is not rated by Moody's.

         "Voting Stock" means securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the Financial Statements.

         Section 1.04. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

         Section 1.05 Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the effective date of any change in such rating. In the event the standards for the rating "BBB-", "BB+, "B" or "B-", in the case of a rating by S&P, or the standards for the rating "Baa3", "Ba1", "B2" or "B3", in the case of a rating by Moody's, are revised, or such ratings are designated differently (such as by changing letter designations to numerical designations) and Moody's or S&P, as the case may be, does not state at the time of the designation what the equivalent ratings are, then the references herein to "BBB-", "BB+", "B" "B-", "Baa3", "Ba1", "B2" or "B3", as the case may be, shall be changed to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Required Banks in good faith. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt. If either Moody's or S&P has at any time more than one rating applicable to senior unsecured long-term debt of Borrower, the lowest such rating shall be applicable for purposes hereof. For example, if Moody's rates some senior unsecured long-term debt of Borrower Ba1 and other such debt of Borrower Ba2, the senior unsecured long- term debt of Borrower shall be deemed to be rated Ba2 by Moody's.

                                   ARTICLE II
                           STANDBY LETTERS OF CREDIT

         Section 2.01 Issuance. (a) Borrower may from time to time, prior to the Termination Date request Issuing Bank to issue, increase, decrease, amend or extend the expiration date of a Letter of Credit for the account of Borrower by delivering to Issuing Bank by 10:00 a.m. (New York City time) at least one Business Day prior to the proposed date of such action, with a copy to the Agent at its address specified in Section 9.02, a letter of credit application in Issuing Bank's then customary form (an "L/C Application") completed to the satisfaction of Issuing Bank and the Agent, together with the proposed form of such Letter of Credit or amendment thereof (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as Issuing Bank may reasonably request; provided, however, that if the terms of the L/C Application shall conflict with the terms of this Agreement, the terms of this Agreement shall control.

                 (b) Each Letter of Credit issued hereunder shall, among other things, (i) be in such form requested by Borrower as shall be acceptable to Issuing Bank (and the Agent, if such form has not been previously reviewed by the Agent) in Issuing Bank's reasonable discretion, (ii) have an expiration date occurring not later than (a) one year after the date of issuance thereof and (b) the Termination Date, (iii) not support the repayment of indebtedness for borrowed money of any Person and (iv) be governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400 ("UCP") or any successor to the UCP, provided, that after giving effect to the issuance of any Letter of Credit, in no event shall the Letter of Credit Exposure exceed the aggregate Commitments.

         (c) On the date any Letter of Credit is issued or amended, Issuing Bank shall forward a copy thereof via telecopy to the Agent.

         Section 2.02 Participations. (a) On the date of issuance of each Letter of Credit, Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from Issuing Bank a participation in such Letter of Credit and the related Obligations equal to such other Bank's Pro Rata Share at such date, and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Issuing Bank shall promptly notify each participant Bank by telex, telephone or telecopy of each Letter of Credit issued, increased, decreased or otherwise amended, and the actual dollar amount of such Bank's participation in such Letter of Credit.

         (b) Each Bank's obligation to purchase participation interests pursuant to this Section 2.02 and to reimburse Issuing Bank for such Bank's Pro Rata Share of any Reimburse-ment Obligations not paid by Borrower in full (whether before or after termination of the Commitments) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any lack of validity or enforceability of any Loan Document; (ii) the existence of any claim, set-off, recoupment, defense or other right which such Bank may have against Issuing Bank, Borrower or any other Person for any reason whatsoever;
(iii) any statement or any other document presented under any Letter of Credit proves to be forged, fraudulent or invalid or any statement therein is untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or wilful misconduct on the part of Issuing Bank; (v) the occurrence or continuance of any Default or Event of Default; (vi) any adverse change in the condition (financial or otherwise) of Borrower or any of its Subsidiaries; (vii) any breach of this Agreement by Borrower or any other Bank; or (viii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, except for any such circumstance, happening or event constituting or arising from gross negligence or willful misconduct on the part of Issuing Bank.

         Section 2.03 Reimbursement. (a) Borrower agrees to pay to Agent for the account of Issuing Bank on demand by Issuing Bank and otherwise in accordance with the terms of the L/C Application executed by Borrower relating thereto, (i) an amount equal to the amount of any payment made by Issuing Bank under any Letter of Credit, such amount due by 12:00 noon on the same Business Day payment is made by Issuing Bank under such Letter of Credit, and (ii) interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to the Base Rate plus three percent (3%) per annum.

         (b) In the event that Issuing Bank makes a payment under any Letter of Credit and is not promptly reimbursed in full by Borrower therefor upon demand of Issuing Bank as set forth in paragraph (a) above, and otherwise in accordance with the terms hereof and of the L/C Application relating to such Letter of Credit, Issuing Bank will promptly notify Agent, and Agent will notify each other Bank of Borrower's failure to make such payment. Each other Bank will, by 3:00 p.m. (New York City time) on the same Business Day of receipt of such notice from Agent, if notice is received by 1:00 p.m. on such day, or by 12:00 noon on the next succeeding Business Day if notice is received after 1:00 p.m. on such day, transfer to Agent for the account of Issuing Bank, in immediately available funds, an amount equal to such Bank's Pro Rata Share of the Reimbursement Obligation arising from such unreimbursed payment. If a Bank does not make available such Bank's Pro Rata Share of such Reimbursement Obligation as provided in the foregoing sentence, such Bank shall be required to pay interest on its Pro Rata Share of such Reimbursement Obligation at the Federal Funds Rate from the date Issuing Bank made payment under such Letter of Credit until the date it is received by Issuing Bank, provided, however, that if such Bank shall not have paid its Pro Rata Share of such Reimbursement Obligation to Issuing Bank within five Business Days, then from and after such fifth Business Day until the date such amount is received by Issuing Bank, such Bank shall be required to pay interest to Issuing Bank on its Pro Rata Share of such Reimbursement Obligation at the Federal Funds Rate plus three percent (3%) per annum. If Issuing Bank receives a Bank's Pro Rata Share of any Reimbursement Obligation on the date such payment is due, or if Issuing Bank receives such Pro Rata Share within five Business Days of such due date together with interest on such late payment in accordance with the provisions of the preceding sentence, such Bank shall receive interest on its Pro Rata Share of such Reimbursement Obligation in accordance with paragraph
(c) of this Section 2.03 from such due date. If Issuing Bank does not receive a Bank's Pro Rata Share of any Reimbursement Obligation when due or within five Business Days thereafter and does not receive interest on any late payment from such Bank in accordance with the provisions of this paragraph, such Bank shall receive interest on its Pro Rata Share of such Reimbursement Obligation in accordance with paragraph (c) of this Section 2.03 from the date on which such Bank's payment is received by Issuing Bank.

         (c) Whenever, at any time after Issuing Bank has made a payment under any Letter of Credit and has received from any other Bank such other Bank's Pro Rata Share of the Reimbursement Obligation arising therefrom, Issuing Bank receives any reimbursement from Borrower on account of such Reimbursement Obligation or any payment of interest on account thereof, Issuing Bank will distribute to such other Banks their Pro Rata Share thereof in like funds as received (provided that such Banks have made payment of such Banks' share of the Reimbursement Obligation in accordance with paragraph (b) above); provided, however, that in the event that the receipt by Issuing Bank of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Banks will return to Issuing Bank any portion thereof previously distributed by Issuing Bank to them in like funds as such reimbursement or payment is required to be returned by Issuing Bank.

         Section 2.04 Fees. (a) Facility Fees. Borrower agrees to pay to the Agent for the ratable account of the Banks (including Issuing Bank with respect to its own Commitment), a facility fee from the date hereof until the Termination

Date, payable quarterly in arrears on the last day of each March, June, September and December hereafter, commencing March 31, 1994 and on the Termination Date, at the rates as follows: (i) if Rating Category One is applicable to Borrower, at 5/16 of one percent (5/16%) per annum of the aggregate Commitments (regardless of usage of the facility herein provided), and (ii) if any other Rating Category (other than Rating Category One) is applicable to Borrower, at 1/2 of one percent (1/2%) per annum of the aggregate Commitments (regardless of the usage of the facility herein provided).

         (b) Participation Fee. Borrower agrees to pay on the date of this Agreement to the Agent for the ratable account of each Bank listed on the signature pages hereof a participation fee in an amount equal to the amount set forth beside such Bank's name below:

                                                       Participation
                 Bank                                    Fee Amount
                 ----                                  -------------
  Bank of Montreal                                     $ 50,000
  The Bank of Nova Scotia                              $ 50,000
  CIBC Inc.                                            $ 30,000
  Continental Bank N.A.                                $ 30,000
  Swiss Bank Corporation, New York Branch              $ 30,000

         (c) Issuance Fee. Borrower agrees to pay to the Agent for the account of the Issuing Bank and each other Bank on the date of issuance of each Letter of Credit and on the last day of each March, June, September and December hereafter, an issuance fee in the amount of the Applicable Issuance Fee with respect to such Letter of Credit for the period commencing on such day and ending on the earlier of the last day of the next March, June, September or December thereafter or the Termination Date; provided, however, that the issuance fee payable to the Issuing Bank shall in no event be less than $100.

         (d) Letter of Credit Fronting Fees. Borrower agrees to pay to the Agent, for the account of the Issuing Bank, a fee on the average daily undrawn face amount of outstanding Letters of Credit from the date hereof until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December hereafter, commencing March 31, 1994 and on the Termination Date, at the rate of 1/8 of 1% per annum.

         Section 2.05 Increased Costs and Capital Requirements.

         (a) Change of Law. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, Issuing Bank or any Bank or (ii) impose on Issuing Bank or any Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Exposure, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to Issuing Bank of issuing or maintaining the Commitments or any Letter of Credit, or increase the cost to such Bank of its risk participation in any Letter of Credit (which increase in cost shall be determined by Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by Issuing Bank or such Bank, as the case may be, Borrower shall pay to Issuing Bank or such Bank, as the case may be, from time to time as specified by Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate Issuing Bank or such Bank for such increased cost. Issuing Bank and each Bank agrees to use commercially reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different office for the booking of its Letters of Credit or risk participations if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of the Issuing Bank or such Bank, be otherwise disadvantageous to Issuing Bank or such Bank, as the case may be. A certificate as to such increased cost incurred by Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by Issuing Bank or such Bank to Borrower, shall be conclusive and binding for all purposes, absent manifest error.

         (b) Capital. If any Bank or Issuing Bank determines in good faith that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital, Measurement and Capital Standards," or that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) implemented or effective after the date of this Agreement, affects or would effect the amount of capital required or expected to be maintained by such Bank or Issuing Bank and that the amount of such capital is increased by or based upon the existence of Issuing Bank's commitment to issue the Letters of Credit or any Bank's Commitment to risk participate in Letters of Credit and other commitments of this type, then, upon 10 days prior written notice by such Bank or Issuing Bank (with a copy of any such demand to the Agent), Borrower shall immediately pay to the Agent for the account of such Bank or to Issuing Bank, as the case may be, from time to time as specified by such Bank or Issuing Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) suffi-cient to compensate such Bank or Issuing Bank, in light of such circumstances,
(i) with respect to such Bank, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to risk participate in Letters of Credit and (ii) with respect to the Issuing Bank, to the extent that Issuing Bank reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to Borrower by such Bank or Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.06 Further Assurances. Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by Issuing Bank or Agent more fully to effect the purposes of this Agreement and the issuance of Letters of Credit hereunder.

         Section 2.07 Obligations Absolute. The payment obligations of Borrower under this Agreement with respect to the Obligations shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                 (a)      any lack of validity or enforceability of any Loan
         Documents;

                 (b) any amendment or waiver of or any consent to departure from any Loan Documents;

                 (c) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferor in connection therewith;

                 (d) the existence of any claim, set-off, defense or other right which Borrower or any of its Subsidiaries or any other Person may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Issuing Bank, the Agent or any Bank, or any other Person, whether in connection with this Agreement, the Loan Documents, the transactions contemplated herein, or any unrelated transaction;

                 (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

                 (e) payment by Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or wilful misconduct on the part of Issuing Bank; or

                 (f) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or wilful misconduct on the part of Issuing Bank.

         Section 2.08 Reduction of Commitments. Borrower shall have the right at any time and from time to time, upon at least three Business Days written notice to the Agent, to terminate in whole or reduce ratably in part the aggregate Commitments; provided that each partial reduction shall be in the minimum aggregate amount of $10,000,000 and in the integral multiple of $1,000,000; and provided further that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the Letter of Credit Exposure at such time. On the date that any Commitment of any Bank is terminated (whether pursuant to this Section 2.08, Section 2.09 or otherwise) the amount of such Commitment shall be reduced to zero. Any termination or reduction of the Commitments shall be permanent. Borrower shall pay to the Agent for the account of the Banks, on the date of each termination or reduction, the fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

         Section 2.09 Optional Termination of the Commitments. Notwithstanding anything to the contrary in this Agreement, if (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or (ii) during any period of up to 24 consecutive months, commencing on, before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower (or who were appointed or nominated for election by individuals who at the beginning of such period were a majority of such directors, but excluding any such Person originally proposed for election in opposition to the board of directors of the Borrower in office on the date hereof in an actual or threatened election context relating to the election of the directors of the Borrower (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) and whose initial assumption of office resulted from such contest or the settlement thereof) shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; (iv) any condition or event constituting a change of control of the Borrower for purposes of permitting any holder of Preferred Stock of the Borrower to exercise a right of redemption or other retirement (including pursuant to an offer to purchase made by the Borrower) or conversion (other than conversion to common stock), in whole or in part, of such Preferred Stock; or (v) the commitments of the lenders party to the Revolver Credit Agreement to make Advances (as defined in the Revolver Credit Agreement) shall be reduced to an amount less than $225,000,000 or totally terminated; then, in any such event, (a) all fees payable hereunder pursuant to Section 2.04 shall immediately and automatically increase by one-half of one percent (1/2%), (b) the Issuing Bank may (without the consent of any Bank), or shall at the request of the Required Banks, by telephonic, telex or other notice to the Borrower, declare the Commitments and the obligation of Issuing Bank to issue Letters of Credit to be immediately terminated (whereupon the same shall immediately terminate), without presentment, demand, protest or further notice (including, without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are hereby expressly waived by Borrower, (c) the Issuing Bank may (without the consent of any Bank), or shall at the request of the Required Banks, by telephonic, telex or other notice to Borrower, declare all Obligations (whether contingent or otherwise) due and payable, whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or further notice (including, without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are hereby expressly waived by Borrower, and (d) the Issuing Bank may (without the consent of any Bank), or shall at the request of the Required Banks, by telephonic, telex or other notice to Borrower, demand that Borrower deposit with the Agent into the Cash Collateral Account the Cash Collateral Amount as security for the Obligations.

         Section 2.10.    Sharing of Payments, Etc.

         (a) If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, collection on the Guaranties or otherwise) on account of any Obligations of Borrower in excess of its ratable share of payments on account of the Obligations obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Obligations owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

         (b) Borrower agrees that any Bank purchasing a participation from another Bank pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all its rights hereunder (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

         (c) If at any time a Bank's senior unsecured long-term debt rating falls below BBB- by S&P or Baa3 by Moody's or is Unrated, Issuing Bank may, in its sole discretion, replace such Bank with another commercial bank in accordance with the provisions of Section 9.07 (including execution of an appropriate Assignment and Acceptance), and such Bank shall consent to being replaced provided that (i) all obligations of such Bank hereunder shall be terminated and all other obligations owed to such Bank hereunder shall be purchased in full without recourse at par plus accrued interest at or prior to such replacement, (ii) such replacement bank shall be reasonably satisfactory to the Issuing Bank and Borrower, and shall be an Eligible Assignee, (iii) such replacement bank shall, from and after such replacement, be deemed for all purposes to be a "Bank" hereunder with a Commitment in the amount of the respective Commitment of such Bank immediately prior to such replacement (plus, if such replacement bank is already a Bank prior to such replacement the respective Commitment of such Bank prior to such replacement), as such amount may be changed from time to time pursuant hereto, and shall have all of the rights, duties and obligations hereunder of the Bank being replaced, and (iv) such other actions shall be taken by Borrower, such Bank and such replacement bank as may be appropriate to effect the replacement of such Bank with such replacement bank on terms such that such replacement bank has all of the rights, duties and obligations hereunder as such Bank (including, without limitation, execution and delivery of any reasonably necessary Loan Document and specification of the information contemplated by Schedule I as to such replacement bank).

         Section 2.11.  Payments and Computations.

         (a) Procedure for Payments by Borrower. Borrower shall make each payment hereunder not later than 12:00 noon (New York City time) on the day when due in Dollars to the Agent at its address referred to in Section 9.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees to Issuing Bank or ratably to the Banks as applicable hereunder, and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07, form and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Bank assignee thereunder, an the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. At the time of each payment, Borrower shall notify the Agency of the Letter of Credit to which such payment shall apply. In the absence of such notice the Agent may specify the Letter of Credit to which such payment shall apply.

         (b) Computation of Interest and Fees. All computations of interest and of fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (c) Payment on Non-Business Days. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

         (d) Agent Reliance. Unless the Agent shall have received notice from Borrower prior to the date on which any payment is due to the Issuing Bank or the Banks as applicable hereunder that Borrower will not make such payment in full, the Agent may assume that Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to Issuing Bank or each Bank as applicable hereunder on such due date an amount equal to the amount then due to Issuing Bank or such Bank. If and to the extent that Borrower shall not have so made such payment in full to the Agent, Issuing Bank or each Bank as applicable hereunder shall repay to the Agent forthwith on demand such amount distributed to Issuing Bank or such Bank together with interest thereon, for each day from the date such amount is distributed to Issuing Bank or such Bank until the date Issuing Bank or such Bank repays such amount to the Agent, at the Federal Funds Rate.

         (e) Interest on Overdue Amounts. Any overdue interest, fees or any other amount due hereunder (other than as provided in Section 2.03 hereof) shall bear interest, from the date on which such amount is due until such amount is paid in full, at a rate per annum equal at all times (subject to Section 9.05) to three percent (3%) per annum above the Base Rate in effect from time to time.

         Section 2.12.  Taxes.

         (a) No Deduction for Certain Taxes. Any and all payments by Borrower hereunder shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, the Agent and Issuing Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, the Agent or Issuing Bank (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank, the Agent or Issuing Bank,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Bank, the Agent or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) Other Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or the Guaranties or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Guaranties (hereinafter referred to as "Other Taxes").

         (c) Indemnification. Borrower will indemnify each Bank, the Agent and Issuing Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Bank, the Agent or Issuing Bank (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payments under any indemnification provided for in this Section 2.12(c) shall be made within 30 days from the date such Bank, the Agent or Issuing Bank (as the case may be) makes written demand therefor. If any Taxes or Other Taxes are asserted to be due from any Bank, the Agent or Issuing Bank, such Bank, the Agent or Issuing Bank (as the case may be) will notify Borrower (with a copy to the Agent) of such claim. Such Bank, the Agent or Issuing Bank (as the case may be) may pay such asserted taxes, and Borrower will indemnify such Bank, the Agent or Issuing Agent (as the case may be) for such payments or any liability (including any interest, penalties and expenses in connection therewith) arising therefrom or with respect thereto (whether or not such Taxes or Other Taxes are correctly or legally asserted), with interest thereon at a rate calculated as if such payments constituted overdue amounts hereunder as of the date of making such payments unless within 10 days after its receipt of such notification, Borrower pays such asserted taxes (and supplies such Bank, the Agent or Issuing Bank (as the case may be) with evidence of such payment) or
(i) Borrower notifies such Bank, the Agent or Issuing Banks (as the case may be) that it intends to contest in good faith and by appropriate proceedings the claim for such taxes asserted against such Bank, the Agent or Issuing Bank (as the case may be), (ii) counsel for such Bank, the Agent or Issuing Bank (as the case may be) advises such Bank, the Agent or Issuing Bank (as the case may be) that it may withhold such payment without incurring thereby any additional legal liability (other than an obligation to pay interest thereon) and (iii) Borrower indemnifies such Bank, the Agent or Issuing Bank (as the case may be) for any additional interest, payment, expenses or liabilities incurred by reason of its failure to make such payment when originally asserted.

         (d) Evidence of Tax Payments. Within 30 days after the date of any payment of Taxes, Borrower will furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof (and the Agent will forward a copy of such receipt to any Bank referenced in the receipt).

         (e) Foreign Bank Withholding Exemption. Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date hereof in the case of each such Bank listed on the signature pages hereof and on the date of the Assignment and Acceptance pursuant to which it becomes a Bank in the case of each other foreign Bank, and from time to time thereafter if requested by Borrower or the Agent, shall (unless otherwise prohibited by law) provide the Agent and Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under the Guaranties or other documents satisfactory to Borrower and the Agent indicating that all payments to be made to such Bank hereunder and under the Guaranties are subject to such taxes at a rate reduced by an applicable tax treaty.
Unless Borrower and the Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder and under the Guaranties are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

         (f) Bank Obligation to Mitigate. Any Bank claiming additional amounts payable pursuant to this Section 2.12 shall make reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

         (g) Survival of Obligations. Without prejudice to the survival of any other agreement of the Borrower or the Banks hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.12 shall survive the termination of the Commitments and this Agreement and the payment in full of all Obligations and all amounts payable under the Guaranties.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.01. Conditions Precedent to Initial Letter of Credit. The obligation of Issuing Bank to issue the initial

Letter of Credit is subject to the condition precedent that the Agent shall have received on or before the day of such issuance the following, each dated such day, in form and substance satisfactory to the Agent and (except for and the Guaranties) in sufficient copies for each Bank:

         (a)     This Agreement duly executed by Borrower and the Banks.

         (b) The TGPL Guaranty duly executed by TGPL and the TXG Guaranty duly executed by TXG.

         (c) A certificate of the Secretary or an Assistant Secretary of Borrower certifying (i) copies of the resolutions of the Board of Directors of Borrower approving this Agreement and the other Loan Documents to be executed by Borrower and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents to be executed by Borrower; (ii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of Borrower as in effect on such date; and (iii) the names and true signatures of the officers of Borrower authorized to sign this Agreement and the other Loan Documents to be executed by Borrower.

         (d) A certificate of the Secretary or an Assistant Secretary of TGPL certifying (i) copies of the resolutions of the Board of Directors of TGPL approving the TGPL Guaranty and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the TGPL Guaranty; (ii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of TGPL as in effect on such date; and
(iii) the names and true signatures of the officers of TGPL authorized to sign the TGPL Guaranty.

         (e) A certificate of the Secretary or an Assistant Secretary of TXG certifying (i) copies of the resolutions of the Board of Directors of TXG approving the TXG Guaranty and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the TXG Guaranty; (ii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of TXG as in effect on such date; and
(iii) the names and true signatures of the officers of TXG authorized to sign the TXG Guaranty.

         (f) An opinion of Molly S. Williams, Vice President, Associate General Counsel and Assistant Secretary of Borrower, substantially in the form of Exhibit C and as to such other matters as any Bank through the Agent may reasonably request.

         (g) An opinion of Bracewell & Patterson, L.L.P. special counsel to the Agent, substantially in the form of Exhibit D.

         (h) An opinion of King & Spalding, special New York counsel to the Agent, substantially in the form of Exhibit E.

         (i) Evidence satisfactory to the Agent that the Revolver Credit Agreement is in full force and effect and all conditions precedent to the initial Borrowing thereunder have been satisfied.

         (j) A certificate of the chief financial officer of TGPL in substantially the form of Exhibit F.

         (k) A certificate of the chief financial officer of TXG in substantially the form of Exhibit G.

         Section 3.02. Conditions Precedent to Each Letter of Credit. The obligation of Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that on the date of such Letter of Credit (a) the following statements shall be true (and each of the giving of the applicable L/C Application and the issuance by Issuing Bank of such Letter of Credit shall constitute a representation and warranty by Borrower that on the date of such Letter of Credit such statements are true):

     (i) receipt by Issuing Bank of the L/C Application, and approval by Issuing Bank of the form of such Letter of Credit;

     (ii) the representations and warranties contained in Section 4.01, the representations and warranties set forth in Section 5 of the TGPL Guaranty and the representations and warranties set forth in Section 5 of the TXG Guaranty are correct on and as of the date of such Letter of Credit, before and after issuing such Letter of Credit, as though made on and as of such date, and

   (iii) no event has occurred and is continuing, or would result from the issuance such Letter of Credit which constitutes a Default or an Event of Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

         (a) Corporate Existence. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own its Properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in every jurisdiction in which it owns a material amount of Property or conducts a material amount of business and in which such qualification is necessary. Each Material Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its Properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in every jurisdiction in which it owns a material amount of Property or conducts a material amount of business and in which such qualification is necessary.

         (b) Corporate Power. The execution, delivery and performance by Borrower of this Agreement and each Loan Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) are within Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) Borrower's certificate of incorporation or by-laws, (B) any applicable rule, regulation, order, writ, injunction or decree, or (C) law or any contractual restriction binding on or affecting Borrower, and (iv) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         The execution, delivery and performance by TGPL of the TGPL Guaranty and the consummation of the transactions contemplated thereby (i) are within TGPL's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) TGPL's certificate of incorporation or by-laws, (B) any applicable rule, regulation, order, writ, injunction or decree, or (C) law or any contractual restriction binding on or affecting TGPL, and (iv) will not result in or require the creation or imposition of any Lien prohibited by this Agreement or the TGPL Guaranty.

         The execution, delivery and performance by TXG of the TXG Guaranty and the consummation of the transactions contemplated thereby (i) are within TXG's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) TXG's certificate of incorporation or by-laws, (B) any applicable rule, regulation, order, writ, injunction or decree, or (C) law or any contractual restriction binding on or affecting TXG, and (iv) will not result in or require the creation or imposition of any Lien prohibited by this Agreement or the TXG Guaranty.

         (c) Authorization and Approvals. No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is or will be required for the due execution, delivery and performance by Borrower of this Agreement and the Loan Documents to which it is a party, or for the consummation of the transactions contemplated hereby and thereby. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable Borrower and each Material Subsidiary to carry on any material aspect of the business in which it is presently engaged or to enable Borrower to perform its obligations under the Loan Documents have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by Borrower under any of the terms thereof applicable to it.

         No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by TGPL of the TGPL Guaranty, or for the consummation of the transactions contemplated thereby. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable TGPL to perform its obligations under the TGPL Guaranty have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by TGPL under any of the terms thereof applicable to it.

         No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by TXG of the TXG Guaranty, or for the consummation of the transactions contemplated thereby. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable TXG to perform its obligations under the TXG Guaranty have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by TXG under any of the terms thereof applicable to it.

         (d) Enforceable Obligations. Borrower has duly executed and delivered this Agreement and the Loan Documents to which it is a party, and such documents constitute, and each L/C Application, when executed and delivered by Borrower, will constitute, the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally. The TGPL Guaranty has been duly executed and delivered by TGPL and constitutes a legal, valid and binding obligation of TGPL enforceable against TGPL in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally. The TXG Guaranty has been duly executed and delivered by TXG and constitutes a legal, valid and binding obligation of TXG enforceable against TXG in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

         (e)     Financial Statements.

     (i) The Consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at September 30, 1993 and the related Consolidated and consolidating statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with such date, duly certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of Borrower, copies of which have been furnished to each Bank, fairly present, subject to year-end audit adjustments, the Consolidated and consolidating financial position of Borrower and its Subsidiaries as at such date and the Consolidated and consolidating results of the operations of Borrower and its Subsidiaries for the nine months ended on such date, and such balance sheets and financial statements were prepared in accordance with GAAP except as specifically noted therein.

    (ii) Since September 30, 1993, there has been no material adverse change in (I) the business, financial position or results of operations of Borrower and its Material Subsidiaries, taken as a whole, (II) the business, financial position or results of operations of Borrower and its Subsidiaries, taken as a whole, or (III) the ability of Borrower to perform its obligations under the Loan Documents, the ability of TGPL to perform its obligations under the TGPL Guaranty or the ability of TXG to perform its obligations under the TXG Guaranty; provided, however, that the after-tax charges not exceeding $100,000,000 in the aggregate taken or to be taken by Borrower after September 30, 1993 pursuant to the Magnolia Charge shall not be taken into consideration in determining whether a material adverse change has occurred.

   (iii) During the period from September 30, 1993 through the date of this Agreement, no Preferred Stock of Borrower or any Subsidiary was issued or became outstanding, except for Preferred Stock which was issued after September 30, 1993 in accordance with clause (iii) of the definition herein of "Consolidated Net Worth".

         (f) Litigation. Except as set forth in the Financial Statements, Borrower's annual report on Form 10-K for the year ended December 31, 1992, or in any of Borrower's quarterly reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, any of its Subsidiaries or any of its or their respective rights or Properties before any court or by or before any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may reasonably be expected to have a material adverse effect on the business, financial position or results of operations or prospects of Borrower and its Subsidiaries, taken as a whole, or to impair materially Borrower's ability to perform its obligations under the Loan Documents, TGPL's ability to perform its obligations under the TGPL Guaranty or TXG's ability to perform its obligations under the TXG Guaranty; and there are no such actions, suits or proceedings which in any manner draw into question the validity of this Agreement or any other Loan Document. Neither Borrower nor, to the knowledge of Borrower, any of its Subsidiaries is in default in any material respect with respect to any applicable order, writ, injunction or decree of any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default may reasonably be expected to have a material adverse effect on the business, financial position or results of operations or prospects of Borrower and its Subsidiaries, taken as a whole, or to impair materially Borrower's ability to perform its obligations under the Loan Documents, TGPL's ability to perform its obligations under the TGPL Guaranty or TXG's ability to perform its obligations under the TXG Guaranty, or which in any manner draws into question the validity of this Agreement or any other Loan Document.

         (g) ERISA Compliance. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan. No employee of Borrower or any ERISA Affiliate is covered by any Multiemployer Plan or Multiple Employer Plan. Neither Borrower nor any ERISA Affiliate has received any notification that any Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and Borrower is not aware of any reason to expect that any Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA. Schedule B (Actuarial Information) to the 1992 annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agent, is complete and accurate and fairly presents the funding status and financial condition of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status or financial condition.

         (h) Tax Returns Filed. Consolidated United States Federal income tax returns of Borrower and its Subsidiaries have been examined by the Internal Revenue Service, or the statutory period for such examination has expired, for all years up to and including the year ended December 31, 1989, and all assessed deficiencies resulting from such examination have been discharged or reserved against as required by GAAP. Borrower and its Subsidiaries have filed all United States federal, state and local income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same became delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by Borrower or any Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of taxes are, in the opinion of Borrower, adequate. Borrower and its Subsidiaries have set up such reserves as are required by GAAP for the payment of additional taxes for years which have not been audited by the respective tax authorities.

         (i) Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (j) Public Utility Holding Company Act. Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are used in the Public Utility Holding Company Act of 1935, as amended, any rule or regulation promulgated thereunder or any order or interpretation of the Securities and Exchange Commission or its staff issued pursuant thereto and is not subject to any obligations, duties or liabilities thereunder (except Section 9(a)(2) thereof).

         (k) Regulation U. Neither Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).

         (l) Other Defaults. Neither Borrower nor any Material Subsidiary is in default under or with respect to any contract, agreement, lease or other instrument to which Borrower or such Material Subsidiary is a party and which could reasonably be expected to cause a material adverse effect on the business, Properties, Consolidated financial position, results of operations or prospects of Borrower and its Subsidiaries, taken as a whole, and no Default or Event of Default exists.

         (m) Ownership of Material Subsidiary Stock. Borrower is the record and beneficial owner, free and clear of all Liens, of all of the issued and outstanding common stock and Voting Stock of TGC, and TGC is the record and beneficial owner, free and clear of all Liens, of all of the issued and outstanding common stock and Voting Stock of TGPL and TXG. There are no outstanding options, warrants or other rights to acquire any capital stock of any Material Subsidiary.

         (n) Environmental Matters. Except as set forth in the Financial Statements, the Borrower's annual report on Form 10-K for the year ended December 31, 1992, or in any of the Borrower's quarterly reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, Borrower and each of its Subsidiaries have been and are in compliance in all material respects with all applicable Environmental Protection Statutes, except to the extent that failure to comply with such Environmental Protection Statutes could not reasonably be expected to have a material adverse effect on the business, Consolidated financial position, results of operations or prospects of Borrower and its Subsidiaries, taken as a whole. There is (1) no presently outstanding allegation by government officials or other third parties that Borrower or any of its Subsidiaries or any of their respective Properties is now or at any time prior to the date hereof was in violation of any applicable Environmental Protection Statute, (2) no administrative or judicial proceeding presently pending against Borrower or any of its Subsidiaries or against any of their respective Properties pursuant to such Environmental Protection Statute, and (3) no claim presently outstanding against Borrower or any of its Subsidiaries or against any of their respective Properties, businesses or operations which was asserted pursuant to any applicable Environmental Protection Statute that, in each case described in clauses (1),
(2) or (3) above could reasonably be expected to result in a liability to Borrower or any Subsidiary in excess of $7,000,000 (net of confirmed insurance coverage or effective indemnification with respect thereto).

There are no facts or conditions or circumstances known to Borrower that Borrower reasonably believes could form the basis for any action, lawsuit, claim or proceeding (regulatory or otherwise) involving Borrower or any of its Subsidiaries or their respective past or present Properties, businesses or operations relating to Environmental matters, including without limitation any action, lawsuit, claim or proceeding arising from past or present Environmental or other practices or operations asserted under CERCLA, RCRA, or any other Environmental Protection Statute, that in any case could reasonably be expected to result in a liability to Borrower or any Subsidiary in excess of $7,000,000 (net of confirmed insurance coverage or effective indemnification with respect thereto).


                                   ARTICLE V
                             COVENANTS OF BORROWER

         Section 5.01. Affirmative Covenants. So long as any Obligation of Borrower hereunder shall remain unpaid or any Letter of Credit Exposure shall continue to exist and until the commitment of Issuing Bank to issue Letters of Credit is terminated, Borrower will, unless the Required Banks shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders; provided, however, that this Section 5.01(a) shall not prevent Borrower or any of its Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings, if appropriate reserves (to the extent required by GAAP) in conformity with GAAP have been provided.

         (b) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Material Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties; provided, however, that nothing herein contained shall prevent any transaction permitted by
Section 5.02(d).

         (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower or such Subsidiary operates, provided that Borrower or such Subsidiary may self-insure to the extent and in the manner normal for similarly situated companies of like size, type and financial condition that are part of a group of companies under common control.

         (d) Payment of Taxes, Etc. Pay and discharge and cause each Material Subsidiary to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and charges and like levies imposed upon it or upon its income, profits or Property that are material in amount, prior to the date on which penalties attach thereto, and (ii) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither Borrower nor any Material Subsidiary shall be required to pay and discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided.

         (e)     Reporting Requirements.  Furnish to each Bank:

     (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Borrower, the Consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such quarter and the Consolidated and consolidating statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth, in the case of the Consolidated statements, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of Borrower as having been prepared in accordance with GAAP subject, however, to year-end audit adjustments, together with a certificate of such officer showing in detail the calculations of the financial covenants set forth in Sections 5.02(b) and 5.02(m) as at the end of such quarter and for the four quarter period ending at the end of such quarter, respectively;

    (ii) as soon as available and in any event not later than 120 days after the end of each fiscal year of Borrower, (x) copies of the Consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year and Consolidated statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for such fiscal year, all certified by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing; and (y) copies of the consolidating balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and consolidating statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for such year, all certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of Borrower, together with a certificate of such officer showing in detail the calculations of the financial covenants set forth in Sections 5.02(b) and 5.02(m) as at the end of such year and for the four quarter period ending at the end of such year, respectively;

   (iii) promptly after the same are available, copies of each report of Borrower or any of its Subsidiaries on Federal Energy Regulatory Commission ("FERC") Form 2 (or similar reports), and copies of each report filed by Borrower or any of its Subsidiaries under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor, or which Borrower or any of its Subsidiaries receives from such entity;

    (iv) promptly after the sending or filing thereof, copies of all reports which Borrower sends to any of its security holders, and copies of all regular or periodic reports and registration statements (other than on Form S-8 or a similar form) which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, or any governmental authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

     (v) as soon as possible, and in any event within ten days after an Executive Officer has obtained knowledge of the occurrence of any Default or Event of Default, written notice thereof setting forth details of such Default or Event of Default and the actions which Borrower has taken and proposes to take with respect thereto (provided that Borrower shall not be obligated to give notice of any Default or Event of Default which is remedied prior to the time such Executive Officer first acquires such knowledge);

    (vi) as soon as possible and in any event (i) within 30 days after any Executive Officer knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and
                 (ii) within 10 days after any Executive Officer knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a financial officer who is a Vice President of Borrower describing such Termination Event and the action, if any, which Borrower or its ERISA Affiliate (as applicable) proposes to take with respect thereto;

   (vii) promptly and in any event within 30 Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) of Borrower or any ERISA Affiliate with respect to each Plan;

  (viii) promptly upon the receipt thereof by Borrower or any Subsidiary of Borrower, a copy of any form of notice, complaint, request for information under CERCLA or corresponding state law, summons or citation received from the EPA, or any other domestic or foreign governmental agency or instrumentality, federal, state or local, in any way concerning any action or omission on the part of Borrower or any of its present or former Subsidiaries in connection with Hazardous Materials or the Environment, or concerning the filing of a Lien upon, against or in connection with Borrower, its present or former Subsidiaries, or any of their leased or owned Property, wherever located;

    (ix) promptly after any change in the rating of the senior unsecured long-term debt of Borrower by S&P or Moody's, notice thereof;

     (x) promptly and in any event within five days after the occurrence thereof, written notice if the commitments of the lenders that are party to the Revolver Credit Agreement to make Advances (as defined in the Revolver Credit Agreement) shall be reduced to an amount less than $225,000,000 or totally terminated; and

    (xi) such other information respecting the condition or operations, financial or otherwise, of Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

         Section 5.02. Negative Covenants. So long as any Obligation of Borrower hereunder shall remain unpaid or any Letter of Credit Exposure shall continue to exist and until the commitment of Issuing Bank to issue Letters of Credit is terminated, Borrower will not, unless the Required Banks shall otherwise consent in writing:

         (a) Liens. Create, assume, incur or suffer to exist or permit any Restricted Subsidiary to create, assume, incur or suffer to exist, any Lien on or in respect of any Property, whether now owned or hereafter acquired, of Borrower and any Restricted Subsidiary, or assign or otherwise convey any right to receive income, except that Borrower and any Restricted Subsidiary may create, incur, assume or suffer to exist the following Liens on Property other than capital stock, other securities, Indebtedness or other obligations of any Restricted Subsidiary:

     (i) Liens for taxes, assessments or governmental charges or levies on Property of Borrower or a Restricted Subsidiary if the same shall not at any time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or the relevant Restricted Subsidiary;

    (ii) Liens that arise in the ordinary course of business to secure services rendered to Borrower or a Restricted Subsidiary and are imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens;

   (iii) Liens arising in the ordinary course of business out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation;

   (iv) Liens arising in the ordinary course of business securing the performance by Borrower or any Restricted Subsidiary of bids, tenders, contracts (other than for the repayment of Indebtedness), leases (other than capital leases), statutory obligations and surety and appeal bonds, Liens arising in the ordinary course of business to secure progress or partial payments made to Borrower or any Restricted Subsidiary and other Liens of like nature made or incurred in the ordinary course of business, provided, however, that the aggregate obligations secured by Liens permitted by this paragraph (iv) shall not exceed $50,000,000;

    (v) any Lien existing on any Property at the time it is purchased or acquired by Borrower or any Restricted Subsidiary (and not created in contemplation of such purchase or acquisition), whether or not the Indebtedness secured by such Lien is assumed by Borrower or any Restricted Subsidiary or any Lien placed upon such Property within 90 days of the purchase or acquisition thereof by Borrower or any Restricted Subsidiary to secure all or a portion of (or to secure Indebtedness incurred to pay all or a portion of) the purchase price thereof, provided that no such Lien encumbers any Property other than such Property purchased or acquired or secures any Indebtedness other than the purchase price or Indebtedness incurred to pay all or a portion of the purchase price of such Property purchased or acquired;

   (vi) Liens arising in the Cash Collateral Account pursuant to the terms of this Agreement and securing Borrower's Obligations hereunder; and

  (vii)          Liens described in Schedule 5.02(a).

       (b) Ratio of Cash Flow to Interest Expense. Permit, for any period of four consecutive fiscal quarters of Borrower, the ratio of Consolidated Cash Flow to Consolidated Interest Expense to be less than the amount set forth as follows: (i) for the four quarter period ending December 31, 1993, 2.00; and (ii) for each four quarter period ending on the last day of each March, June, September and December thereafter, 2.25.

       (c) Indebtedness. Create, incur, assume, guarantee, otherwise become liable for or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume, guarantee, otherwise become liable for or suffer to exist, any Indebtedness other than:

     (i) Indebtedness of Borrower not to exceed the principal amount of $450,000,000 pursuant to the Revolver Credit Agreement;

    (ii) Indebtedness of TGPL pursuant to its guaranty of the Revolver Credit Agreement; provided that the principal amount of Advances (as defined in the Revolver Credit Agreement) guaranteed by TGPL shall not exceed $270,000,000;

   (iii) Indebtedness of TXG pursuant to its guaranty of the Revolver Credit Agreement; provided that the principal amount of Advances (as defined in the Revolver Credit Agreement) guaranteed by TXG shall not exceed $180,000,000;

    (iv) Indebtedness of Borrower or a Material Subsidiary existing as of the date hereof and described on Schedule 5.02(c) and renewals, refinancings or extensions of such Indebtedness if the amount of such Indebtedness so renewed, refinanced or extended is not greater than the amount of such Indebtedness outstanding immediately prior to such renewal, refinancing or extension; provided, however, that neither Borrower nor any Restricted Subsidiary (other than Borrower or Material Subsidiary, as the case may be, shown on Schedule 5.02(c) as being liable as of the date hereof for such Indebtedness) shall incur, assume, guarantee or otherwise become liable for such Indebtedness;

     (v) Indebtedness of the Borrower due on demand or within 364 days of incurrence (and not subject to renewal, extension or refinancing pursuant to its terms or the terms of any related documents) so long as no Restricted Subsidiary is liable therefor;

    (vi) Indebtedness of Borrower or a Restricted Subsidiary payable to Borrower or a Restricted Subsidiary; provided, however, that any Indebtedness of a Restricted Subsidiary ("Debtor Subsidiary") payable to another Restricted Subsidiary shall be
                 subordinated on the terms set forth on Exhibit I   to all
                 Indebtedness from time to time owed by such Debtor Subsidiary
                 (x) to Borrower or to (y) the Banks, the Agent and Issuing Bank under the Loan Documents and provided further, that any Indebtedness of Borrower payable to a Restricted Subsidiary shall be subordinate on the terms set forth on Exhibit I to all Indebtedness from time to time owed by Borrower to the Banks, the Agent and Issuing Bank under the Loan Documents;

   (vii)         Indebtedness under the Loan Documents; and

  (viii) Indebtedness of Borrower in an aggregate principal amount not to exceed $125,000,000 if (a) no Restricted Subsidiary is liable for any such Indebtedness, and (b) none of the principal of any such Indebtedness is due at the option of the holder thereof (unless such option may be exercised only after December 31, 1996 or during the continuance of a default that is no more restrictive than the Events of Default herein) or at a fixed or determinable date or dates on or before December 31, 1996.

       (d) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), or permit any Material Subsidiary to merge or consolidate with or into, or permit any Material Subsidiary to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), (i) any capital stock of any Material Subsidiary, or
(ii) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person; provided, however that any Subsidiary (other than TGC, TGPL or TXG) may be merged into a Material Subsidiary if (1) at the time of such merger, no Default or Event of Default has occurred which is continuing or would result, (2) a Material Subsidiary is the surviving corporation following such merger, and (3) the net worth of such surviving Material Subsidiary immediately after such merger is not less than its net worth immediately prior to such merger or consolidation.

       (e) Restrictions on Dividends, Intercompany Loans, or Investments. Create or otherwise cause or permit to exist or become effective, or permit any Material Subsidiary to create or otherwise cause or permit to exist or become effective, any consensual encumbrance or restriction (other than the Loan Documents) on the ability of any Material Subsidiary to (i) pay dividends or make any other distributions on its capital stock or pay any Indebtedness owed to Borrower or any Material Subsidiary, (ii) make any loans or advances to or investments in Borrower or any Material Subsidiary, or (iii) transfer any of its property or assets to Borrower or any Material Subsidiary, except any encumbrance or restriction in effect on the date of this Agreement and described on Schedule 5.02(e), copies of which have been delivered to the Agent and made available to each of the Banks.

       (f) Accounting. Change, or permit any Subsidiary to change its method of accounting (other than immaterial changes in methods, changes permitted by GAAP in which its auditors concur, and changes required by a change in GAAP).

       (g) Multiemployer Plans or Multiple Employer Plans. Create or otherwise cause or permit to exist or become effective, or permit any ERISA Affiliate to create or otherwise cause or permit to exist or become effective, any Multiemployer Plan or Multiple Employer Plan.

       (h) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate any Plan so as to result in any liability of Borrower or any ERISA Affiliate to the PBGC in excess of $5,000,000, or (ii) permit to exist any occurrence of a Termination Event with respect to any Plan for which there is an Insufficiency in excess of $5,000,000.

       (i) ERISA Liabilities. Create or suffer to exist, or permit any ERISA Affiliate to create or suffer to exist, any ERISA Liabilities if immediately after giving effect to such ERISA Liabilities, the aggregate amount of ERISA Liabilities of Borrower and its ERISA Affiliates would exceed $20,000,000.

       (j) Affiliate Transaction. Except as expressly permitted elsewhere in this Agreement, make or permit any Restricted Subsidiary to make, directly or indirectly: (i) any Investment in any Affiliate; (ii) any transfer, sale, lease or other disposition of any Property to any Affiliate or any purchase or acquisition of any Property from an Affiliate; or (iii) any material arrangement or other material transaction directly or indirectly with or for the benefit of an Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate); provided, that (A) Borrower and any Material Subsidiary may enter into any arrangement or other transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets if the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower or such Material Subsidiary as the monetary or business consideration which would be obtained in a comparable arm's length transaction with a Person not an Affiliate; (B) Borrower and any Material Subsidiary may become liable in connection with performance guaranties of the obligations of an Affiliate in the ordinary course of business; and (C) TGPL and TXG may enter into the TGPL Guaranty and the TXG Guaranty.

       (k) Payments on Preferred Stock. Make or agree to make any payment or other distribution in connection with, or purchase, redeem or otherwise acquire or retire for value or agree to do so, or convert or agree to convert (other than a conversion to common stock), in whole or in part, or permit any Subsidiary to do any of the foregoing, in whole or in part, (i) any Preferred Stock of Borrower issued or becoming outstanding after September 30, 1993, except dividends required by the terms of such Preferred Stock if prior to and immediately after giving effect thereto, no Default or Event of Default exists or would occur and except any redemption or other retirement at the option of the holder of such Preferred Stock (including pursuant to an offer to purchase made by Borrower) which is conditioned upon the change of control of Borrower, or (ii) any Preferred Stock of Borrower outstanding on September 30, 1993 except dividends and redemptions required by the terms of such Preferred Stock as in effect on December 31, 1993 and except conversions of such Preferred Stock to Preferred Stock of Borrower that is not Restricted

Preferred Stock and except Preferred Stock of Borrower outstanding on September 30, 1993 which is exchanged for, or which is acquired and retired out of the proceeds of, Preferred Stock issued in accordance with clause (iii) of the definition herein of "Consolidated Net Worth."

       (l) Preferred Stock and Options. Issue or cause to become outstanding any Restricted Preferred Stock, or permit any Subsidiary to issue or cause to become outstanding, any Preferred Stock or permit any option, warrant or other right to acquire any capital stock of any Subsidiary to be or become outstanding.

       (m) Net Worth. Permit Consolidated Net Worth to be at any time less than the sum of (i) $700,000,000 (or $750,000,000 upon the earlier to occur of (a) the sale by Borrower of a minimum of $100,000,000 of common stock of Borrower after the date of this Agreement, or (b) December 31, 1994), plus
(ii) 50% of the aggregate Consolidated Net Income of Borrower for each calendar quarter ending after December 31, 1993 during which Consolidated Net Income was positive, plus (iii) 100% of the after-tax gain on disposition after the date of this Agreement of any assets of Borrower or any Consolidated Subsidiary, plus (iv) 50% of the Net Cash Proceeds from the sale by Borrower of any capital stock or other equity securities of Borrower after the date of this Agreement in excess of $100,000,000.

       (n) Restricted Payments. Directly or indirectly, (i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of any class of its common stock or to the holders of any class of its common stock (including pursuant to a merger or consolidation of Borrower, but excluding any dividends or distributions payable solely in its common stock or in options, warrants or other rights to acquire its common stock), or (ii) purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value, directly or indirectly, (x) any common stock of Borrower or any Subsidiary or (y) any options, warrants or rights to purchase or acquire common stock of Borrower or any Subsidiary (the transactions described above in this Section 5.02(n) being referred to herein as "Restricted Payments"), unless at the time thereof (a) no Default or Event of Default exists or would result from such Restricted Payment, and (b) either (I) such Restricted Payment is the regular annual dividend of $0.60 per share of outstanding common stock of Borrower (which amount per share shall be appropriately decreased for increases in the number of such shares outstanding as a result of stock splits, dividends paid in common stock or similar events) or (II) such Restricted Payment is the regular annual dividend of greater than $0.60 per share of outstanding common stock of Borrower and is made in lieu of the Restricted Payment permitted by clause (I) of this
Section 5.02(n) for such year and cumulative Consolidated Net Income of Borrower since December 31, 1993 is equal to or exceeds two times the aggregate amount proposed to be paid in respect of the annual dividend on Borrower's common stock (which amount per share shall be appropriately decreased for increases in the number of such shares outstanding as a result of stock splits, dividends paid in common stock or similar events).

       (o) Expenditures. Make or incur any Investment or expend any amount or permit any Subsidiary to make or incur any Investment or expend any amount except (a) Investments made or incurred and amounts expended directly related to Borrower's core businesses of gas transportation and gas marketing (which core businesses shall not include Transco Coal) and (b) Investments made or incurred and amounts expended outside of Borrower's core businesses not exceeding $50,000,000 in the aggregate during any fiscal year of Borrower (the aggregate amount of all Investments made or incurred and amounts expended by or in respect of Transco Coal shall be included in determining compliance with this clause (b) so long as Transco Coal is a Subsidiary, even if it is treated as a discontinued operation for purposes of GAAP).

       (p) Asset Disposition. Sell, lease, transfer or otherwise dispose of, or permit any Restricted Subsidiary to sell, lease, transfer or otherwise dispose of, any capital stock, other securities, Indebtedness or other obligations of any Restricted Subsidiary or all or any material portion of the Property of Borrower or any Restricted Subsidiary, except (i) sales of Property (other than capital stock, other securities, Indebtedness or other obligations of any Restricted Subsidiary) in the ordinary course of business and on reasonable terms, and (ii) sales pursuant to the agreements described on
Schedule 5.02(a).


                                   ARTICLE VI
                     EVENTS OF DEFAULT AND CASH COLLATERAL

       Section 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

       (a) Nonpayment. Borrower shall fail to pay any Obligation, as and when the same becomes due and payable, whether at the due date thereof or by acceleration thereof or otherwise; or

       (b) Representations and Warranties Untrue. Any representation, warranty or certification made by Borrower, TGPL or TXG herein or in any other Loan Document, or by Borrower, TGPL or TXG (or any officer of Borrower, TGPL or TXG) in connection with any Loan Document or in any certificate or document furnished to the Banks pursuant to any Loan Document, or any representation or warranty deemed to have been made by Borrower pursuant to Section 3.02, shall prove to have been incorrect or misleading in any material respect when made or so deemed to have been made; or

       (c) Covenant Violations. Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01 (e)(v),
(vi), (viii), (ix) or (x), Section 5.01(f), Section 5.02(a), Section 5.02(b),
Section 5.02(c), Section 5.02(d), Section 5.02(e), Section 5.02(j), Section 5.02(k), Section 5.02(l), Section 5.02(m), Section 5.02(n), Section 5.02(o) or
Section 5.02(p) or (ii) any other term, covenant, condition, or agreement contained in any Loan Document on its part to be performed or observed if the failure to perform or observe such other term, covenant, condition, or agreement shall remain unremedied for 10 days after the earlier of (x) the date written notice thereof has been given to Borrower by the Agent or any Bank and
(y) the date an Executive Officer has knowledge of such failure; or

       (d) Other Defaults. Borrower or any Material Subsidiary shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $5,000,000 in the aggregate (but excluding Indebtedness arising pursuant to this Agreement) of Borrower or such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness (whether or not such default is waived by the holder of such Indebtedness); or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, however, that no Event of Default shall occur hereunder by reason of Borrower's or a Material Subsidiary's, as the case may be, failure to pay the deferred purchase price of property or related services to the extent, but only to the extent, that such failure is being contested in good faith by Borrower or such Material Subsidiary, as the case may be; or

       (e) Insolvency, Bankruptcy, Etc. Borrower or any of its Subsidiaries shall be adjudicated a bankrupt or insolvent by a court of competent jurisdiction, or generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any Subsidiary and such judgment, writ, warrant of attachment or execution or similar process shall not be released, stayed, vacated or fully bonded within 60 days after its issue or levy; or

       (f) Judgments. A final judgment or order for the payment of money in excess of $5,000,000 shall be rendered against Borrower or any Material Subsidiary by any court of competent jurisdiction and such judgment or order shall continue unsatisfied or unstayed (by appeal or otherwise) and shall be in effect for a period of 60 days after the date any Executive Officer has acquired knowledge thereof; or

       (g) Stock of Material Subsidiaries. Borrower shall at any time fail to own, directly or through a Material Subsidiary, 100% of the issued and outstanding common stock and Voting Stock of each Material Subsidiary, or any option, warrant or other right to acquire any capital stock of any Material Subsidiary shall be or become outstanding; or

       (h) Termination Event. Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to Borrower by the Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $5,000,000; or

       (i) Guaranties. TGPL or TXG shall fail to perform or observe (i) any term, covenant or agreement contained in Section 15 of the TGPL Guaranty or
Section 15 of the TXG Guaranty, as the case may be, or (ii) any other term, covenant, condition, or agreement contained in the TGPL Guaranty or the TXG Guaranty on its part to be performed or observed if the failure to perform or observe such other term, covenant, condition, or agreement shall remain unremedied for 10 days after the earlier of (x) the date written notice thereof has been given to TGPL or TXG, as the case may be, and Borrower by the Agent or any Bank and (y) the date an Executive Officer has knowledge of such failure; or

       (j) Cross Default. The existence of any Event of Default as defined in the Revolver Credit Agreement;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Banks, by notice to Borrower, declare the Commitments and the obligation of Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Banks, by notice to Borrower, declare the Obligations (whether contingent or otherwise) to be forthwith due and payable, whereupon such Obligations shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by Borrower and (iii) shall at the request, or may with the consent, of the Required Banks, by notice to Borrower, demand that Borrower deposit with the Agent into the Cash Collateral Account the Cash Collateral Amount as security for the Obligations; provided, however, that in the event of any Event of Default described in Section 6.01(e) (with respect to Borrower or any Material Subsidiary), (A) the Commitments and the obligation of Issuing Bank to issue Letters of Credit shall automatically be terminated, (B) the Obligations (whether contingent or otherwise) shall automatically and immediately become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, all of which are hereby expressly waived by Borrower, and
(C) to the extent permitted by law or court order, Borrower shall deposit with the Agent into the Cash Collateral Account the Cash Collateral Amount as security for the Obligations.

       Section 6.02 Cash Collateral Account. (a) Pledge. Borrower hereby pledges, and grants to the Agent for the benefit of the Banks, a security interest in all funds held in the Cash Collateral Account from time to time, and all proceeds thereof, as security for the payment of the Obligations. Nothing in this Section 6.02, however, shall either obligate the Agent to require any funds to be deposited in the Cash Collateral Account or limit the right of the Agent, which it may exercise at any time and from time to time, to release to Borrower any funds held in the Cash Collateral Account pursuant to the other provisions of this
Section 6.02.

       (b) Application against Letter of Credit Obligations; Release of Funds. The Agent may, at any time or from time to time, apply funds then held in the Cash Collateral Account to the payment of any Obligations, in such order as the Agent may elect, as shall have become or shall become due and payable by Borrower to Issuing Bank and the Banks under this Agreement in connection with the Letters of Credit.

       (c) Duty of Care. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.


                                  ARTICLE VII
                                   THE AGENT

       Section 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Guaranties), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by Borrower pursuant to the terms of this Agreement.

       Section 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for the failure of or delay in performance or breach by the Issuing Bank or any Bank of any of its obligations hereunder or to the Issuing Bank or any Bank on account of the failure of or delay in performance or breach by any other Bank, the Issuing Bank or Borrower of any of their respective obligations hereunder or under any other Loan Documents or in connection herewith or therewith. Without limitation of the generality of the foregoing, the Agent: (i) may treat each Bank as the payee of its Pro Rata Share of any Reimbursement Obligation until the Agent receives and accepts an Assignment and Acceptance entered into by such Bank, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 9.07; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
(iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of Borrower or any Restricted Subsidiary or to inspect the Property (including the books and records) of Borrower or any Restricted Subsidiary; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice (including telephonic notice), consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed, given or sent by the proper party or parties.

       Section 7.03. Bank of Montreal and Affiliates. With respect to its Commitment, Bank of Montreal shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Bank of Montreal in its individual capacity. Bank of Montreal and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any Subsidiary and any Person who may do business with or own securities of Borrower or any Subsidiary, all as if Bank of Montreal were not the Agent or Issuing Bank and without any duty to account therefor to the Banks.

       Section 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

       Section 7.05. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by Borrower), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any Loan Document, or any action taken or omitted by the Agent under any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its Pro Rata Share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under any Loan Document to the extent that the Agent is not reimbursed for such expenses by Borrower. In the event that the Agent receives reimbursement for such expenses from Borrower at any time subsequent to the Agent's receipt of the indemnification required by the preceding sentence from any Bank, the Agent shall promptly refund to such Bank its Pro Rata Share of such reimbursed amount.

       Section 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and Borrower and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                                  ARTICLE VIII
                                  ISSUING BANK

       Section 8.01. Indemnification. The Banks agree to indemnify Issuing Bank (to the extent not reimbursed by Borrower), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Issuing Bank in any way relating to or arising out of any Letter of Credit, any Loan Document, or any action taken or omitted by Issuing Bank under any Letter of Credit or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse Issuing Bank promptly upon demand for its Pro Rata Share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by Issuing Bank in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under any Letter of Credit or any Loan Document to the extent that Issuing Bank is not reimbursed for such expenses by Borrower. In the event that Issuing Bank receives reimbursement for such expenses from Borrower at any time subsequent to Issuing Bank's receipt of the indemnification required by the preceding sentence from any Bank, Issuing Bank shall promptly refund to such Bank its Pro Rata Share of such reimbursed amount.

       Section 8.02. Successor Issuing Bank. Issuing Bank may resign at any time by giving written notice thereof to the Banks and Borrower and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Issuing Bank. If no successor Issuing

Bank shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Issuing Bank's giving of notice of resignation or the Required Banks' removal of the retiring Issuing Bank, then the retiring Issuing Bank may, on behalf of the Banks, appoint a successor Issuing Bank, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations under the Loan Documents, except that the retiring Issuing Bank shall remain Issuing Bank with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting Issuing Bank with respect to such Letter of Credit shall inure to the benefit of the retiring Issuing Bank until termination of all such Letters of Credit. After any retiring Issuing Bank's resignation or removal hereunder as Issuing Bank, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Issuing Bank under the Loan Documents.

                                   ARTICLE IX
                                 MISCELLANEOUS

       Section 9.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document (other than any L/C Application), nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks (any L/C Application may be amended or waived by Borrower and Issuing Bank), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02,
(b) increase the Commitment of any Bank or subject any Bank to any additional obligations (each without the consent of such Bank), (c) increase the aggregate Commitments hereunder (d) reduce any Reimbursement Obligations or interest thereon, or any fees or other amounts payable hereunder, (e) postpone any date fixed for any payment of Reimbursement Obligations or interest thereon, or any fees or other amounts payable hereunder, (f) take any action which requires the signing of all the Banks pursuant to the terms of any Loan Document, (g) change the definition of Required Banks or the provisions herein which require either all Banks or the Required Banks to take any action hereunder, or (h) amend this
Section 9.01; and pro-
vided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any Loan Document, and no amendment, waiver or consent shall, unless in writing and signed by Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of Issuing Bank under any Loan Document.

       Section 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier or telex communication) and dispatched by registered or certified mail, telecopied, telexed, or delivered, (a) if to Borrower, at its address at 2800 Post Oak Boulevard, P. O. Box 1396, Houston, Texas 77251, Attention: Treasurer,
Telecopy: (713) 439-3648, Telex: 792013, Answerback: TRANSCO HOU A; (b) if to any Bank listed on the signature pages hereof, at its office specified opposite its name on Schedule I hereto; (c) if to any other Bank, at its office specified in the Assignment and Acceptance pursuant to which it becomes a Bank; and (d) if to the Agent, at its address at Bank of Montreal, c/o Harris Trust and Services Bank, 311 West Monroe, 13th Floor, Chicago, Illinois 60603,
Attention: Frank Petrassi, Telecopy: (312) 461-7394, with a copy to Bank of Montreal, 700 Louisiana, 44th Floor, Houston, Texas 77002, Attention: Douglas
S. Deal, Telecopy: (713) 225-1845; or, as to Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to Borrower and the Agent. Each such notice or communication shall be effective (i) if mailed, on the fifth Business Day following the date it is dispatched by registered or certified mail, (ii) if delivered by hand, upon delivery with written receipt, and (iii) if telecopied or telexed, when receipt is confirmed by telephone or appropriate answerback, respectively, except that any notice or communication to the Agent pursuant to this Agreement shall not be effective until received by the Agent.

       Section 9.03. No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

       Section 9.04.      Expenses and Taxes; Indemnification.

       (a) Expenses and Taxes. Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Agent and

Issuing Bank in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable out-of-pocket expenses of the Agent and Issuing Bank and the reasonable fees and out-of-pocket expenses of counsel for the Agent and Issuing Bank with respect thereto and with respect to advising the Agent or Issuing Bank as to its or their respective rights and responsibilities under the Loan Documents, and (ii) all costs and expenses of the Agent, Issuing Bank and each Bank, if any (including, without limitation, reasonable counsel fees and expenses, which may include the allocated costs of in-house counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a).

       (b) Indemnification. Borrower agrees to indemnify and hold harmless the Agent, Issuing Bank and each Bank from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel, which may include the allocated costs of in-house counsel) for which any of them may become liable or which may be incurred by or asserted against the Agent, Issuing Bank or such Bank in connection with or arising out of any investigation, litigation, or proceeding, whether or not the Agent, Issuing Bank or such Bank is a party thereto, related to or in connection with this Agreement, any other Loan Document or any Letter of Credit unless such claim, damage, loss, liability or expense is found to have resulted from the gross negligence or willful misconduct of such indemnified party.

       (c) Survival of Covenants. Without prejudice to the survival of any other agreement of Borrower or the Banks hereunder, all obligations of Borrower under Section 2.03, Section 2.05, Section 2.12 and this Section 9.04 shall survive the termination of the Commitments and this Agreement and the payment in full of all Obligations hereunder and the Guaranties.

       Section 9.05. Limitation and Adjustment of Interest. Notwithstanding anything to the contrary set forth herein, in any Loan Document or any other document executed in connection herewith, no provision of any Loan Document or any other document executed in connection herewith is intended or shall be construed to require the payment or permit the collection of interest in excess of the maximum non-usurious rate permitted by applicable law.

       (a) Maximum Interest Under Texas Law. Without limiting Section 9.09, to the extent that the maximum non-usurious rate permitted by applicable law is (notwithstanding the intent of the parties hereto as set forth in Section 9.09) at any time determined by Texas law for a particular Bank, such rate for such Bank shall be the "indicated rate ceiling" (as defined and described in Section (a)(1) of Article 1.04 of Chapter 1, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended) at the applicable time in effect. If the maturity of any Obligation payable to such Bank is accelerated for any reason, or in the event of prepayment of all or any portion of any Obligation payable to such Bank by Borrower, or in any other event, earned interest on each Obligation hereunder shall never exceed the maximum non-usurious amount permitted by applicable law, computed in accordance with the terms hereof until payment, and any unearned interest otherwise payable under any Loan Document payable to such Bank which is in excess of the maximum non-usurious amount permitted by applicable law shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid to any such Bank) shall, at the option of such Bank, be either refunded to Borrower or credited on the principal of the Obligations owed to such Bank in such order as such Bank shall elect. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum non- usurious rate permitted by applicable law, Borrower and the Banks shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest and (b) amortize, prorate, allocate and spread, in equal parts during the period of the full stated term of the Obligation in question, all interest at any time contracted for, charged, received or reserved in connection with such Obligation.

       (b)       Maximum Interest Under Applicable Law.  Without limiting
Section 9.09, if the amount of interest computed without giving effect to this
Section 9.05 and payable on any interest payment date in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to any Bank (such maximum rate being such Bank's "Maximum Permissible Rate"), the amount of interest payable to such Bank on such date in respect of such period shall be computed at such Bank's Maximum Permissible Rate, and any interest theretofore paid by Borrower in excess of such Bank's Maximum Permissible Rate shall, at the option of such Bank, be credited by such Bank on the principal amount of the Obligations owed to such Bank by Borrower or refunded by such Bank to Borrower.

       (c) Recapture. If at any time and from time to time (i) the amount of interest payable to any Bank on any interest payment date shall be computed at such Bank's Maximum Permissible Rate pursuant to this Section 9.05 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at such Bank's Maximum Permissible Rate, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at such Bank's Maximum Permissible Rate until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to subsections (a) or (b) of this Section 9.05. In the event, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement (without giving effect to subsections (a) or (b) of this Section 9.05) had, at all times, been in effect, then Borrower shall, to the extent permitted by applicable law, pay the Agent for the account of the Issuing Bank or the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Obligations if the Maximum Permissible Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Obligations if the stated rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually accrued and paid on the Obligations.

       Section 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by Borrower and the Agent and when the Agent shall have, as to each Bank, either received a copy of a signature page hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of Borrower, the Agent and each Bank and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks.

       Section 9.07. Assignments and Participations. (a) Each Bank may, after the date of this Agreement, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Obligations owing to it); provided, however, that, except as provided in Section 9.07(g),
(i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement,

(ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance and a processing and recordation fee of $1,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement; provided, however, that no such partial assignment shall be made if after giving effect thereto the Commitment of such assigning Bank would be less than $2,000,000.

       (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document, or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, TGPL, TXG or any other Person or the performance or observance by Borrower, TGPL, TXG or any other Person of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements, the respective financial statements of TGPL and TXG and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

       (c)       The Agent shall maintain at its address referred to in Section
9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and Obligations owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

       (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit H hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to Borrower.

       (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Obligations owing to it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each such participation shall be in a minimum amount of $5,000,000, and (iv) Borrower, the Agent, Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

       (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such Bank by or on behalf of Borrower; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to Borrower received by it from such Bank.

       (g) Any Bank may assign, as collateral or otherwise, any of its rights under any Loan Document to any Federal Reserve Bank with notice to, but without the consent of, Borrower, the Agent and Issuing Bank.

       Section 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       Section 9.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the intent of the parties set forth above, Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended (relating to revolving loans and revolving triparty accounts), shall not apply to this Agreement or the transactions contemplated hereby.

       Section 9.10.      JURISDICTION.    TO THE FULLEST EXTENT IT MAY
EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURT. THE BORROWER HEREBY AGREES THAT SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 9.02. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY BANK OR THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY BANK OR THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 9.10 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

       Section 9.11.      WAIVER OF JURY TRIAL.    TO THE FULLEST EXTENT IT MAY
EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE BORROWER, THE AGENT, AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE LETTERS OF CREDIT, ANY OF THE SECURITY DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

       WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           BORROWER:

                                           TRANSCO ENERGY COMPANY


                                           By:  /s/ LARRY J. DAGLEY
                                              Name: Larry J. Dagley
                                              Title:

                                           AGENT:

                                           BANK OF MONTREAL
                                           as Agent


                                           By:  /s/ DONALD G. WARMINGTON
                                              Name: Donald G. Warmington
                                              Title: Director


COMMITMENT:                                BANKS:

                                           BANK OF MONTREAL


$10,000,000                                By:  /s/ DONALD G. WARMINGTON
                                                Authorized Officer


                                           THE BANK OF NOVA SCOTIA


$10,000,000                                By:  /s/ A. S. NORSWORTHY
                                                Authorized Officer
                                                  A.S. Norsworthy
                                                  Assistant Agent

                                                   CIBC INC.


$10,000,000                                By: /s/ J. P. WESTLAND
                                                 Authorized Officer


                                           CONTINENTAL BANK N.A.


$10,000,000                                By: /s/ ROBERT W. BOLT
                                                 Authorized Officer


                                           SWISS BANK CORPORATION,
                                                NEW YORK BRANCH


$10,000,000                                By: /s/ DENNIS G. BUCHERT
                                                 Authorized Officer
                                                 Dennis G. Buchert
                                                 Exective Director
                                                  Merchant Banking


                                           By: /s/ LARRY JONES
                                                 Authorized Officer
                                                  Larry Jones
                                                  Director
                                                  Merchant Banking
____________

Total Commitments:

$50,000,000

                                   SCHEDULE I

                          NOTICE INFORMATION FOR BANKS


                                            Domestic                                  Eurodollar
Name of Bank                                Lending Office                            Lending Office
- ------------                                --------------                            --------------
Bank of Montreal                            Bank of Montreal                          Bank of Montreal
                                            700 Louisiana, Suite 4400                 700 Louisiana, Suite 4400
                                            Houston, Texas  77002                     Houston, Texas  77002
                                            Attention:  Doug Deal                     Attention:  Doug Deal
                                            Telephone:  (713) 546-9700                Telephone:  (713) 546-9700
                                            Telecopy:   (713) 225-1845                Telecopy:   (713) 225-1845
                                            Telex:      77-5640                       Telex:      77-5640
                                            Answerback: BKMONTREALHOU                 Answerback: BKMONTREALHOU


The Bank of Nova Scotia                     The Bank of Nova Scotia                   The Bank of Nova Scotia
                                            600 Peachtree Street N.E.                 600 Peachtree Street N.E.
                                             Suite 2700                                Suite 2700
                                            Atlanta, Georgia  30308                   Atlanta, Georgia  30308
                                            Attention:  Lauren Bianchi                Attention:  Lauren Bianchi
                                            Telephone:  (404) 877-1559                Telephone:  (404) 877-1559
                                            Telecopy:   (404) 888-8998                Telecopy:   (404) 888-8998
                                            Telex:      00542319                      Telex:      00542319
                                            Answerback: SCOTIABANK ATL                Answerback: SCOTIABANK ATL

                                            with a copy to:                           with a copy to:

                                            The Bank of Nova Scotia                   The Bank of Nova Scotia
                                            1100 Louisiana, Suite 3000                1100 Louisiana, Suite 3000
                                            Houston, Texas  77002                     Houston, Texas  77002
                                            Attention:  D. Matt Harris                Attention:  D. Matt Harris
                                            Telephone:  (713) 752-0900                Telephone:  (713) 752-0900
                                            Telecopy:   (713) 752-2425                Telecopy:   (713) 752-2425


CIBC Inc.                                   CIBC Inc.                                 CIBC Inc.
                                            2 Paces West                              2 Paces West
                                            2727 Paces Ferry Rd., Suite 1200          2727 Paces Ferry Rd., Suite 1200
                                            Atlanta, Georgia  30339                   Atlanta, Georgia  30339
                                            Attention:  Adrienne Burch                Attention:  Adrienne Burch
                                            Telephone:  (404) 319-4835                Telephone:  (404) 319-4835
                                            Telecopy:   (404) 319-4950                Telecopy:   (404) 319-4950

                                            with a copy to:                           with a copy to:

                                            Canadian Imperial Bank                    Canadian Imperial Bank
                                                 of Commerce                               of Commerce
                                            909 Fannin, Suite 1200                    909 Fannin, Suite 1200
                                            Two Houston Center                        Two Houston Center
                                            Houston, Texas  77010                     Houston, Texas  77010
                                            Attention:  Robert E. Long                Attention:  Robert E. Long
                                            Telephone:  (713) 658-8400                Telephone:  (713) 658-8400
                                            Telecopy:   (713) 658-9922                Telecopy:   (713) 658-9922

Continental Bank N.A.                       Continental Bank N.A.                     Continental Bank N.A.
                                            231 S. La Salle                           231 S. La Salle
                                            Chicago, Illinois  60697                  Chicago, Illinois  60697
                                            Attention:  Joan Harwell                  Attention:  Joan Harwell
                                            Telephone:  (312) 828-7838                Telephone:  (312) 828-7838
                                            Telecopy:   (312) 987-5614                Telecopy:   (312) 987-5614
                                            Telex:      253412                        Telex:      253412
                                            Answerback: CONILLBK CGO                  Answerback: CONILLBK CGO

Swiss Bank Corporation, New York Branch     Swiss Bank Corporation                    Swiss Bank Corporation
                                            New York Branch                           New York Branch
                                            10 East 50th Street, SBT 17A              10 East 50th Street, SBT 17A
                                            New York, New York 10022                  New York, New York 10022
                                            Attention:  Valerie Williams              Attention:  Valerie Williams
                                            Telephone:  (212) 574-3146                Telephone:  (212) 574-3146
                                            Telecopy:   (212) 574-3852 / 4176         Telecopy:   (212) 574-3852 / 4176

                                Schedule 5.02(a)
                                 Existing Liens

                 Each of TGPL and TXG have sold their monthly trade receivables from customers.

                 TGPL's receivables were sold pursuant to a Trade Receivables Purchase and Sale Agreement dated as of September 29, 1993 among TGPL and Citibank, N.A., Bank of Montreal and Barclays Bank, PLC and Citicorp North America, Inc., individually and as agent (collectively the "Purchasers"), as such Agreements may be amended from time to time in the future. Such agent has taken a security interest in the receivables.

                 TXG's receivables were sold pursuant to a Trade Receivables Purchase and Sale Agreement dated as of September 29, 1993 among TXG and the Purchasers, as such Agreements may be amended from time to time in the future. Such agent has taken a security interest in the receivables.

                                Schedule 5.02(c)

TRANSCONTINENTAL GAS PIPE LINE CORPORATION                                               AMOUNT
                                                                                         ------
9 1/8% due 2017                                                                    $    150,000,000
8 7/8% due 2002                                                                         125,000,000
Extendible Notes due 2000                                                               125,000,000
9% due 1996                                                                             150,000,000
8 1/8% due 1997                                                                          99,000,000
                                                                                   ----------------
                                                                                   $    649,000,000

TEXAS GAS TRANSMISSION CORPORATION

10% due 1994                                                                       $    150,000,000
9 5/8% due 1997                                                                         100,000,000
                                                                                   ----------------
                                                                                   $    250,000,000

TRANSCO ENERGY COMPANY

11 1/4% due 1999                                                                   $    300,000,000
9 5/8% due 2000                                                                         125,000,000
9 7/8% due 2020                                                                         125,000,000
9 1/2% due 1995                                                                         150,000,000
9 1/8% due 1998                                                                         200,000,000
9 3/8% due 2001                                                                         150,000,000
Tran$tock due 1994                                                                        9,383,340
                                                                                   ----------------
                                                                                   $  1,059,383,340

                                Schedule 5.02(e)
                            Existing Restrictions on
                      Dividends, Advances and Investments

         The Indenture, dated as of June 1, 1983, between TGPL and NationsBank, as trustee, as amended, under which $649,000,000 was outstanding as of December 31, 1993, contains the following restrictions on payment of dividends. The Indenture provides that no dividend whatsoever shall be paid or declared nor shall any distribution (except in shares of, or warrants or rights to subscribe for or purchase shares of, capital stock of TGPL) be made on any capital stock of TGPL, nor shall any payment be made by TGPL or any subsidiary of TGPL to acquire shares of such stock, except for fixed dividends or mandatory sinking or purchase fund payments on Preferred Stock of TGPL (other than Preferred Stock issued as a stock dividend or other distribution with respect to outstanding capital stock), if, after giving effect to such dividend, distribution or acquisition, the aggregate payment for all such purposes (including such fixed dividends or mandatory sinking or purchase fund payments on Preferred Stock) subsequent to December 31, 1980 would exceed the sum of (a) the consolidated net earnings earned subsequent to December 31, 1980, (b) $190,000,000, (c) the aggregate of the net proceeds received by TGPL from the issuance or sale (other than to a subsidiary of TGPL) for cash or other property of shares of its capital stock (including treasury stock) subsequent to December 31, 1980, and (d) the aggregate principal amount of any indebtedness of TGPL which is converted into shares of its capital stock subsequent to December 31 1980 (less applicable expenses and cash paid by TGPL in respect of fractional share interests upon such conversion).

                                   EXHIBIT A

                                    GUARANTY

         This GUARANTY dated as of December 31, 1993 (this "Guaranty"), is made by Transcontinental Gas Pipe Line Corporation, a Delaware corporation (the "Guarantor"), in favor of the Banks, Issuing Bank (each as defined in the Reimbursement Agreement referred to below), and Bank of Montreal, as Agent for the Banks (the "Agent").

                            PRELIMINARY STATEMENTS:

         (1) The Agent, Issuing Bank and the Banks have entered into a Reimbursement Agreement dated as of December 31, 1993 (said Reimbursement Agreement, as it may hereafter be amended or otherwise modified from time to time, being herein called the "Reimbursement Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Transco Energy Company, a Delaware corporation ("Borrower"). The Borrower is the principal financing entity for all capital requirements of its subsidiaries, and from time to time the Borrower has made capital contributions and advances to its subsidiaries, including the Guarantor. The Guarantor is a wholly-owned indirect subsidiary of the Borrower and will derive substantial direct and indirect benefit from the transactions contemplated by the Reimbursement Agreement.

         (2) As used herein, the term "Obligations" means all obligations of the Borrower now or hereafter existing under the Reimbursement Agreement, or any other Loan Document, whether for Reimbursement Obligations, interest, fees, expenses, indemnities or otherwise. The Guarantor intends to guaranty all Obligations, but the amount of the Guarantor's obligation to pay hereunder is limited as set forth in Section 13 hereof.

         (3) The Guarantor has irrevocably elected to execute and deliver this Guaranty (i) intending it to be a legal, valid, binding, enforceable and continuing obligation of the Guarantor and (ii) to induce the Banks and the Agent to enter into the Reimbursement Agreement and to induce the Banks to issue Letters of Credit thereunder.

         NOW, THEREFORE, in consideration of the premises and as contemplated in the Reimbursement Agreement, the Guarantor hereby agrees as follows:

         Section 1. Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment of the Obligations when due, whether at stated maturity, by acceleration or otherwise, and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent or any Bank in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         Section 2. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Reimbursement Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective or whether any action is brought against the Borrower or any other Person or whether the Borrower or any other Person is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                 (i) any lack of validity or enforceability of the Reimbursement Agreement or any other Loan Document;

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other liabilities, or any other amendment or waiver of or any consent to departure from the Reimbursement Agreement or any other Loan Document, including, without limitation, any increase in the Obligations or any other liabilities resulting from the extension of additional credit to the Borrower or any of its subsidiaries or otherwise;

                 (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty (including, without limitation, the TXG Guaranty), for all or any of the Obligations or any other liabilities;

                 (iv) any manner of application of collateral, or proceeds thereof or of collections on account of any other guaranty (including, without limitation, the TXG Guaranty), to all or any of the Obligations or any other liabilities, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other liabilities or any other assets of the Borrower or any of its subsidiaries;

                 (v) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its subsidiaries; or

                 (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         Section 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against the Borrower or any other Person or any collateral.

         Section 4. Subrogation. The Guarantor irrevocably waives, until payment in full of all Obligations and termination of the Commitments and Issuing Bank's obligations to issue Letters of Credit, any and all rights to which it may be entitled, by operation of law or otherwise, by making any payment hereunder or otherwise (i) to be subrogated to the rights of the Agent and the Banks against the Borrower, TXG or any other Person with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower, TXG or any other Person in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any Person who has provided security for the Obligations or who has also guaranteed or is otherwise liable for the Obligations with respect to which such payment was made. If any amount shall be paid to the Guarantor on account of such subrogation or contribution rights at any time prior to payment in full of all Obligations and termination of all of the Commitments, such amount shall be held in trust for the benefit of the Banks and the Agent and shall forthwith be paid to the Agent to be credited against and applied upon the Obligations, whether matured or unmatured, in such order as may be determined by the Agent.

         Section 5. Representations and Warranties. The Guarantor hereby represents and warrants to the Agent and each Bank as follows:

                 (a) The execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated by this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Guarantor's charter or by-laws, (ii) any applicable rule, regulation, order, writ, injunction or decree, or (iii) law or any contractual restriction binding on or affecting the Guarantor and will not result in or require the creation or imposition of any Lien prohibited by the Reimbursement Agreement or this Guaranty.

                 (b) No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty or the consummation of the transactions contemplated by this Guaranty.

                 (c) This Guaranty has been duly executed and delivered by the Guarantor. This Guaranty is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                 (d) There is no pending or, to the best of the Guarantor's knowledge, threatened action or proceeding before any court, governmental agency or arbitrator which purports to affect the legality, validity, binding effect or enforceability of this Guaranty.

                 (e) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied.

                 (f) The Guarantor has, independently and without reliance upon the Agent or any Bank and based on documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

                 (g) All representations and warranties set forth in the Reimbursement Agreement, insofar as they pertain to this Guaranty or the Guarantor, are true and correct.

                 (h) The consolidated and consolidating balance sheets of the Guarantor and its subsidiaries as at September 30, 1993 and the related consolidated and consolidating statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with such date, duly certified by a financial officer (who is a Vice President, Treasurer, or the principal accounting officer) of the Guarantor, copies of which have been furnished to each Bank, fairly present, subject to year-end audit adjustments, the consolidated and consolidating financial position of the Guarantor and its subsidiaries as at such date and the consolidated and consolidating results of the operations of the Guarantor and its subsidiaries for the nine months ended on such date, and such balance sheets and financial statements were prepared in accordance with GAAP consistently applied except as specifically noted therein. Since September 30, 1993, there has been no material adverse change in (I) the business, financial position or results of operations of the Guarantor and its subsidiaries, taken as a whole, or (II) the ability of the Guarantor to perform its obligations under this Guaranty; provided, however, that restructuring charges not exceeding $100,000,000 in the aggregate taken or to be taken by the Guarantor during 1994 pursuant to the Magnolia Charge shall not be taken into consideration in determining whether a material adverse change has occurred.

         Section 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, Issuing Bank, and the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, release this Guaranty or otherwise change any obligation of the Guarantor to pay hereunder.

         Section 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing

(including telecopier or telex communication) and dispatched by registered or certified mail, telecopied, telexed or delivered, (a) if to the Guarantor, at its address at 2800 Post Oak Boulevard, P. O. Box 1396, Houston, Texas 77251,
Attention:  Treasurer, Telecopy: (713) 439-2440, Telex: 792013, Answerback:
TRANSCO HOU A, and (b) if to the Agent or any Bank at its respective address from time to time specified in or pursuant to the Reimbursement Agreement. Each such notice or communication shall be effective (i) if mailed, on the fifth Business Day following the date it is dispatched by registered or certified mail, (ii) if delivered by hand, upon delivery with written receipt, and (iii) if telecopied or telexed, when receipt is confirmed by telephone or appropriate answer-back, respectively, except that any notice or communication to the Agent shall not be effective until received by the Agent.

         Section 8. No Waiver; Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9. Jurisdiction. To the fullest extent it may effectively do so under applicable law, the Guarantor hereby irrevocably submits to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, in any action or proceeding arising out or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to trial by jury and the defense of the inconvenient forum to the maintenance of such action or proceeding. The Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Guarantor at its address specified in Section 7. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the rights of any Bank or the Agent to serve legal process in any other manner permitted by law or affect the right of any Bank or the Agent to bring any action or proceeding against the

Guarantor or its Property in the courts of any other jurisdiction.

         Section 10. Continuing Guaranty; Assignments under Reimbursement Agreement. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (A) the payment in full of the Obligations and all other amounts payable under this Guaranty and (B) the expiration or termination of all Commitments and the obligation of Issuing Bank to issue Letters of Credit, (ii) be binding upon the Guarantor, its successors and assigns, (iii) inure to the benefit of, and be enforceable by, the Agent and each of the Banks and their respective successors, transferees and assigns, and
(iv) not be terminated by the Guarantor, the Borrower or any other Person, except as provided in Section 12 hereof. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents in accordance with the Reimbursement Agreement and the assignee shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise. Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to the Reimbursement Agreement, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Guarantor furnished to such Bank by or on behalf of the Borrower or the Guarantor; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Guarantor received by it from such Bank.

         Section 11. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 12. Termination. If the senior unsecured long-term debt of the Borrower is rated BBB- or higher by S&P and is rated Baa3 or higher by Moody's, and the Agent has received both a certificate of an officer of the Guarantor certifying that all of the events described above have occurred and are continuing and a request that this Guaranty be terminated, then this Guaranty shall terminate on the date which is twenty Business Days following Agent's receipt of such request. The provisions of Section 1.05 of the Reimbursement Agreement shall be applicable to any determination of any rating under this Section 12.

         Section 13. Limitation on Guaranteed Amount. Notwithstanding anything herein to the contrary, the maximum amount which the Guarantor shall be obligated to pay under this Guaranty on account of the Obligations shall be the lesser of (a) the sum of (i) $30,000,000 in principal of the Borrower's Reimbursement Obligations plus (ii) any interest accruing pursuant to the Reimbursement Agreement on such amount plus (iii) all expenses (including counsel fees and expenses, which may include the allocated costs of in-house counsel) incurred by the Agent or any Bank in enforcing any rights under this Guaranty, or (b) the maximum amount which can be guaranteed by Guarantor under applicable federal and state laws relating to the insolvency of debtors. All amounts paid on account of the Obligations shall be deemed to have not been paid by the Guarantor (and consequently such amounts shall not be taken into account in determining whether the Guarantor's maximum obligation to pay under this Guaranty has been satisfied), unless such amounts are paid by the Guarantor after written demand therefor from the Agent and at the time such payment is made the Agent receives a notice from the Guarantor referring to this Section 13 and stating that such payment is being made by the Guarantor.

         Section 14.      Information.  The Guarantor will furnish to each Bank:

         (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Guarantor, the consolidated and consolidating balance sheets of the Guarantor and its subsidiaries as at the end of such quarter and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Guarantor and it subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth, in the case of the consolidated statements, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of the Guarantor as having been prepared in accordance with GAAP subject, however, to year-end audit adjustments; and

         (ii) as soon as available and in any event not later than 120 days after the end of each fiscal year of the Guarantor, (x) copies of the consolidated balance sheet of the Guarantor and its subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for such fiscal year, all certified by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing; and (y) copies of the consolidating balance sheet of the Guarantor and its subsidiaries as of the end of such fiscal year and consolidating statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for such year, all certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of the Guarantor.

         Section 15. Covenants. The Guarantor will not on or after the date hereof (i) issue or cause to become outstanding any of its capital stock to any Person, other than TGC, (ii) issue or cause to become outstanding any option, warrant or other right to acquire any of its capital stock, or (iii) otherwise take any action which would result in any common stock of the Guarantor being owned, legally or beneficially, by any Person other than TGC. Without limiting the generality of the foregoing, the Guarantor will comply with all provisions of Section 5.02(a), Section 5.02(c), Section 5.02(d),
Section 5.02(e), Section 5.02(j), Section 5.02(k), Section 5.02(l), Section 5.02(n), Section 5.02(o) or Section 5.02(p) of the Reimbursement Agreement to the extent those Sections are applicable to the Guarantor.

         Section 16. Affirmative Covenants. The Guarantor will comply with all provisions of Section 5.01 of the Reimbursement Agreement to the extent such Section 5.01 is applicable to the Guarantor.

         Section 17. No Offsets. The Guarantor will not assert any offset, defense or counterclaim against any payment to be made by it under this Guaranty.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                      TRANSCONTINENTAL GAS PIPE LINE
                                        CORPORATION


                                      By:____________________________
                                       Name: ________________________
                                       Title: _______________________

                                   EXHIBIT B

                                    GUARANTY

         This GUARANTY dated as of December 31, 1993 (this "Guaranty"), is made by Texas Gas Transmission Corporation, a Delaware corporation (the "Guarantor"), in favor of the Banks, Issuing Bank (each as defined in the Reimbursement Agreement referred to below), and Bank of Montreal, as Agent for the Banks (the "Agent").

                            PRELIMINARY STATEMENTS:

         (1) The Agent, Issuing Bank and the Banks have entered into a Reimbursement Agreement dated as of December 31, 1993 (said Reimbursement Agreement, as it may hereafter be amended or otherwise modified from time to time, being herein called the "Reimbursement Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Transco Energy Company, a Delaware corporation ("Borrower"). The Borrower is the principal financing entity for all capital requirements of its subsidiaries, and from time to time the Borrower has made capital contributions and advances to its subsidiaries, including the Guarantor. The Guarantor is a wholly-owned indirect subsidiary of the Borrower and will derive substantial direct and indirect benefit from the transactions contemplated by the Reimbursement Agreement.

         (2) As used herein, the term "Obligations" means all obligations of the Borrower now or hereafter existing under the Reimbursement Agreement or any other Loan Document, whether Reimbursement Obligations, interest, fees, expenses, indemnities or otherwise. The Guarantor intends to guaranty all Obligations, but the amount of the Guarantor's obligation to pay hereunder is limited as set forth in Section 13 hereof.

         (3) The Guarantor has irrevocably elected to execute and deliver this Guaranty (i) intending it to be a legal, valid, binding, enforceable and continuing obligation of the Guarantor and (ii) to induce the Banks and the Agent to enter into the Reimbursement Agreement and to induce the Banks to issue Letters of Credit thereunder.

         NOW, THEREFORE, in consideration of the premises and as contemplated in the Reimbursement Agreement, the Guarantor hereby agrees as follows:

         Section 1. Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment of the Obligations when due, whether at stated maturity, by acceleration or otherwise, and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent or any Bank in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         Section 2. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Reimbursement Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective or whether any action is brought against the Borrower or any other Person or whether the Borrower or any other Person is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                 (i) any lack of validity or enforceability of the Reimbursement Agreement or any other Loan Document;

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other liabilities, or any other amendment or waiver of or any consent to departure from the Reimbursement Agreement or any other Loan Document, including, without limitation, any increase in the Obligations or any other liabilities resulting from the extension of additional credit to the Borrower or any of its subsidiaries or otherwise;

                 (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty (including, without limitation, the TGPL Guaranty), for all or any of the Obligations or any other liabilities;

                 (iv) any manner of application of collateral, or proceeds thereof or of collections on account of any other guaranty (including, without limitation, the TGPL Guaranty), to all or any of the Obligations or any other liabilities, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other liabilities or any other assets of the Borrower or any of its subsidiaries;

                 (v) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its subsidiaries; or

                 (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         Section 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against the Borrower or any other Person or any collateral.

         Section 4. Subrogation. The Guarantor irrevocably waives, until payment in full of all Obligations and termination of the Commitments and Issuing Bank's obligations to issue Letters of Credit, any and all rights to which it may be entitled, by operation of law or otherwise, by making any payment hereunder or otherwise (i) to be subrogated to the rights of the Agent and the Banks against the Borrower, TGPL or any other Person with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower, TGPL or any other Person in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any Person who has provided security for the Obligations or who has also guaranteed or is otherwise liable for the Obligations with respect to which such payment was made. If any amount shall be paid to the Guarantor on account of such subrogation or contribution rights at any time prior to payment in full of all Obligations and termination of all of the Commitments, such amount shall be held in trust for the benefit of the Banks and the Agent and shall forthwith be paid to the Agent to be credited against and applied upon the Obligations, whether matured or unmatured, in such order as may be determined by the Agent.

         Section 5. Representations and Warranties. The Guarantor hereby represents and warrants to the Agent and each Bank as follows:

                 (a) The execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated by this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Guarantor's charter or by-laws, (ii) any applicable rule, regulation, order, writ, injunction or decree, or (iii) law or any contractual restriction binding on or affecting the Guarantor and will not result in or require the creation or imposition of any Lien prohibited by the Reimbursement Agreement or this Guaranty.

                 (b) No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty or the consummation of the transactions contemplated by this Guaranty.

                 (c) This Guaranty has been duly executed and delivered by the Guarantor. This Guaranty is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                 (d) There is no pending or, to the best of the Guarantor's knowledge, threatened action or proceeding before any court, governmental agency or arbitrator which purports to affect the legality, validity, binding effect or enforceability of this Guaranty.

                 (e) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied.

                 (f) The Guarantor has, independently and without reliance upon the Agent or any Bank and based on documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

                 (g) All representations and warranties set forth in the Reimbursement Agreement, insofar as they pertain to this Guaranty or the Guarantor, are true and correct.

                 (h) The consolidated and consolidating balance sheets of the Guarantor and its subsidiaries as at September 30, 1991 and the related consolidated and consolidating statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with such date, duly certified by a financial officer (who is a Vice President, Treasurer, or the principal accounting officer) of the Guarantor, copies of which have been furnished to each Bank, fairly present, subject to year-end audit adjustments, the consolidated and consolidating financial position of the Guarantor and its subsidiaries as at such date and the consolidated and consolidating results of the operations of the Guarantor and its subsidiaries for the nine months ended on such date, and such balance sheets and financial statements were prepared in accordance with GAAP consistently applied except as specifically noted therein. Since September 30, 1991, there has been no material adverse change in (I) the business, financial position or results of operations of the Guarantor and its subsidiaries, taken as a whole or (II) the ability of the Guarantor to perform its obligations under this Guaranty.

         Section 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, Issuing Bank, and the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, release this Guaranty or otherwise change any obligation of the Guarantor to pay hereunder.

         Section 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier or telex communication) and dispatched by registered or certified mail, telecopied, telexed or delivered, (a) if to the Guarantor, at its address at 2800 Post Oak Boulevard, P. O. Box 1396, Houston, Texas 77251, Attention:
Treasurer, Telecopy: (713) 439-2440, Telex:

792013, Answerback: TRANSCO HOU A, and (b) if to the Agent or any Bank at its respective address from time to time specified in or pursuant to the Reimbursement Agreement. Each such notice or communication shall be effective
(i) if mailed, on the fifth Business Day following the date it is dispatched by registered or certified mail, (ii) if delivered by hand, upon delivery with written receipt, and (iii) if telecopied or telexed, when receipt is confirmed by telephone or appropriate answer-back, respectively, except that any notice or communication to the Agent shall not be effective until received by the Agent.

         Section 8. No Waiver; Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9. Jurisdiction. To the fullest extent it may effectively do so under applicable law, the Guarantor hereby irrevocably submits to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, in any action or proceeding arising out or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to trial by jury and the defense of the inconvenient forum to the maintenance of such action or proceeding. The Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Guarantor at its address specified in Section 7. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the rights of any Bank or the Agent to serve legal process in any other manner permitted by law or affect the right of any Bank or the Agent to bring any action or proceeding against the Guarantor or its Property in the courts of any other jurisdiction.

         Section 10. Continuing Guaranty; Assignments under Reimbursement Agreement. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (A) the payment in full of the Obligations and all other amounts payable under this Guaranty and (B) the expiration or termination of all Commitments and the obligations of Issuing Bank to issue Letters of Credit, (ii) be binding upon the Guarantor, its successors and assigns, (iii) inure to the benefit of, and be enforceable by, the Agent and each of the Banks and their respective successors, transferees and assigns, and (iv) not be terminated by the Guarantor, the Borrower or any other Person, except as provided in Section 12 hereof. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents in accordance with the Reimbursement Agreement and the assignee shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise. Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to the Reimbursement Agreement, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Guarantor furnished to such Bank by or on behalf of the Borrower or the Guarantor; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Guarantor received by it from such Bank.

         Section 11. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 12. Termination. If the senior unsecured long-term debt of the Borrower is rated BBB- or higher by S&P and is rated Baa3 or higher by Moody's, and the Agent has received both a certificate of an officer of the Guarantor certifying that all of the events described above have occurred and are continuing and a request that this Guaranty be terminated, then this Guaranty shall terminate on the date which is twenty Business Days following Agent's receipt of such request. The provisions of Section 1.05 of the Reimbursement Agreement shall be applicable to any determination of any rating under this Section 12.

         Section 13. Limitation on Guaranteed Amount. Notwithstanding anything herein to the contrary, the maximum amount which the Guarantor shall be obligated to pay under this Guaranty on account of the Obligations shall be the lesser of (a) the sum of (i) $20,000,000 in principal of the

Borrower's Reimbursement Obligations plus (ii) any interest accruing pursuant to the Reimbursement Agreement on such amount plus (iii) all expenses (including counsel fees and expenses, which may include the allocated costs of in-house counsel) incurred by the Agent or any Bank in enforcing any rights under this Guaranty, or (b) the maximum amount which can be guaranteed by Guarantor under applicable federal and state laws relating to the insolvency of debtors. All amounts paid on account of the Obligations shall be deemed to have not been paid by the Guarantor (and consequently such amounts shall not be taken into account in determining whether the Guarantor's maximum obligation to pay under this Guaranty has been satisfied), unless such amounts are paid by the Guarantor after written demand therefor from the Agent and at the time such payment is made the Agent receives a notice from the Guarantor referring to this Section 13 and stating that such payment is being made by the Guarantor.

         Section 14.      Information.  The Guarantor will furnish to each Bank:

         (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Guarantor, the consolidated and consolidating balance sheets of the Guarantor and its subsidiaries as at the end of such quarter and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Guarantor and it subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth, in the case of the consolidated statements, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of the Guarantor as having been prepared in accordance with GAAP subject, however, to year-end audit adjustments; and

         (ii) as soon as available and in any event not later than 120 days after the end of each fiscal year of the Guarantor, (x) copies of the consolidated balance sheet of the Guarantor and its subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for such fiscal year, all certified by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing; and

         (y) copies of the consolidating balance sheet of the Guarantor and its subsidiaries as of the end of such fiscal year and consolidating statements of income, retained earnings, and cash flows of the Guarantor and its subsidiaries for such year, all certified by a financial officer (who is the chief financial officer, the treasurer or the principal accounting officer) of the Guarantor.

         Section 15. Covenants. The Guarantor will not on or after the date hereof (i) issue or cause to become outstanding any of its capital stock to any Person, other than TGC, (ii) issue or cause to become outstanding any option, warrant or other right to acquire any of its capital stock, or (iii) otherwise take any action which would result in any common stock of the Guarantor being owned, legally or beneficially, by any Person other than TGC. Without limiting the generality of the foregoing, the Guarantor will comply with all provisions of Section 5.02(a), Section 5.02(c), Section 5.02(d),
Section 5.02(e), Section 5.02(j), Section 5.02(k), Section 5.02(l), Section 5.02(n), Section 5.02(o) or Section 5.02(p) of the Reimbursement Agreement to the extent those Sections are applicable to the Guarantor.

         Section 16. Affirmative Covenants. The Guarantor will comply with all provisions of Section 5.01 of the Reimbursement Agreement to the extent such Section 5.01 is applicable to the Guarantor.

         Section 17. No Offsets. The Guarantor will not assert any offset, defense or counterclaim against any payment to be made by it under this Guaranty.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                      TEXAS GAS TRANSMISSION CORPORATION


                                      By:___________________________
                                       Name: _______________________
                                       Title: ______________________

                                   EXHIBIT C

                  FORM OF OPINION OF COUNSEL FOR THE BORROWER


                                     [Date]

To each of the Banks which are
parties to the Reimbursement Agreement
dated as of December 31, 1993
among Transco Energy Company,
such Banks and Bank of Montreal
as Issuing Bank and as Agent for
such Banks

                             Transco Energy Company

Ladies and Gentlemen:

I am Vice President, Associate General Counsel and Assistant Secretary of Transco Energy Company, a Delaware corporation (the "Borrower"), and have acted in such capacity as legal counsel to the Borrower and certain of its subsidiaries in connection with the preparation, execution and delivery of the Reimbursement Agreement dated as of December 31, 1993 (the "Reimbursement Agreement") among the Borrower, each of you, Bank of Montreal, as Issuing Bank and as Agent, and the other Loan Documents described therein. This opinion is being delivered pursuant to Section 3.01(f) of the Reimbursement Agreement.

In connection herewith I have examined the Reimbursement Agreement, the TXG Guaranty and the TGPL Guaranty, such certificates of public officials, such certificates of officers of the Borrower and the Material Subsidiaries, originals or reproductions or certified copies of such corporate documents and records of the Borrower, and copies of such other documents, records and papers as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. I have relied upon certificates of public officials and certificates of officers of the Borrower and the Material Subsidiaries with respect to the accuracy of factual matters contained therein, and I know of no reason why I should not rely thereon. In rendering the opinions set forth herein, I have assumed the due authorization, execution and delivery of the Reimbursement Agreement by each of the Banks, Issuing Bank and the Agent.

Capitalized terms used herein that are defined in the Reimbursement Agreement shall have the same meanings herein as are set forth therein, unless otherwise provided herein, and the term

"enforceable" when used herein with respect to a particular agreement or instrument shall mean that such agreement or instrument is enforceable in accordance with its terms, except as its enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect relating to or affecting the enforcement of creditors' rights generally, and (ii) principles of equity applicable to the availability of the remedy of specific performance.

I am qualified to practice law in the State of Texas and I do not purport to be an expert on any laws other than the laws of the State of Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States and the opinions set forth herein are limited to the laws of the State of Texas, such General Corporation Law and such Federal laws.

Based upon the foregoing and upon such investigation as I have deemed appropriate, I am of the following opinion:

         1. The Borrower and each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and corporate authority to own its properties and to carry on its business as now being conducted and is duly qualified and in good standing in every jurisdiction in which the failure to so qualify could have a material adverse effect on the business of the Borrower or such Material Subsidiary.

         2. The execution, delivery and performance by the Borrower of the Reimbursement Agreement and the consummation of the transactions contemplated thereby (i) are within its power and authority (corporate and otherwise), (ii) have been duly authorized by all necessary corporate action, (iii) do not require any consent or approval of its stockholders, (iv) do not contravene its certificate of incorporation or its by-laws, each as amended and as in effect on the date hereof, and (v) do not contravene, or constitute a default under, any law, rule or regulation (including, without limitation, Regulation X) applicable to it or any Material Subsidiary or any agreement, judgment, injunction, order, decree or other instrument binding upon it or any Material Subsidiary or result in the creation of imposition of any Lien on any of its Property or on any Property of its Subsidiaries.

         3. A duly authorized officer of the Borrower has executed and delivered the Reimbursement Agreement.

         4. In any action or proceeding arising out of or relating to the Reimbursement Agreement in any court of the State of Texas or in any federal court sitting in the State of Texas, such court would recognize and give effect to the provisions of Section 9.09 of the Reimbursement Agreement, wherein the parties thereto agree that the Reimbursement Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the generality of the foregoing, a court of the State of Texas or a federal court sitting in the State of Texas would apply the usury law of the State of New York, and would not apply the usury law of the State of Texas to the Reimbursement Agreement. However, if a court were to hold that the Reimbursement Agreement are governed by, and to be construed in accordance with, the laws of the State of Texas, the Reimbursement Agreement would, under the laws of the State of Texas, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

         5. The execution, delivery and performance by TGPL of the TGPL Guaranty and the consummation of the transactions contemplated thereby (i) are within its power and authority (corporate and otherwise), (ii) have been duly authorized by all necessary corporate action, (iii) do not require any consent or approval of its stockholders, (iv) do not contravene its certificate of incorporation or its by-laws, each as amended and as in effect on the date hereof, and (v) do not contravene, or constitute a default under, any law, rule or regulation (including, without limitation, Regulation X) applicable to it or any of its subsidiaries or any agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its subsidiaries or result in the creation of imposition of any Lien on any of its Property or on any Property of its subsidiaries.

         6. A duly authorized officer of TGPL has executed and delivered the TGPL Guaranty.

         7. In any action or proceeding arising out of or relating to the TGPL Guaranty in any court of the State of Texas or in any federal court sitting in the State of Texas, such court would recognize and give effect to the provisions of Section 11 of the TGPL Guaranty, wherein TGPL agrees that the TGPL Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the generality of the foregoing, a court of the State of Texas or a federal court sitting in the State of Texas would apply the usury law of the State of New York, and would not apply the usury law of the State of Texas to the TGPL Guaranty. However, if a court were to hold that the TGPL Guaranty is governed by, and to be construed in accordance with, the laws of the State of Texas, the TGPL Guaranty would, under the laws of the State of Texas, constitute legal, valid and binding obligations of TGPL enforceable against TGPL in accordance with its terms.

         8. The execution, delivery and performance by TXG of the TXG Guaranty and the consummation of the transactions contemplated thereby (i) are within its power and authority (corporate and otherwise), (ii) have been duly authorized by all necessary corporate action, (iii) do not require any consent or approval of its stockholders, (iv) do not contravene its certificate of incorporation or its by-laws, each as amended and as in effect on the date hereof, and (v) do not contravene, or constitute a default under, any law, rule or regulation (including, without limitation, Regulation X) applicable to it or any of its subsidiaries or any agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its subsidiaries or result in the creation of imposition of any Lien on any of its Property or on any Property of its subsidiaries.

         9. A duly authorized officer of TXG has executed and delivered the TXG Guaranty.

         10. In any action or proceeding arising out of or relating to the TXG Guaranty in any court of the State of Texas or in any federal court sitting in the State of Texas, such court would recognize and give effect to the provisions of Section 11 of the TXG Guaranty, wherein TXG agrees that the TXG Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the generality of the foregoing, a court of the State of Texas or a federal court sitting in the State of Texas would apply the usury law of the State of New York, and would not apply the usury law of the State of Texas to the TXG Guaranty. However, if a court were to hold that the TXG Guaranty is governed by, and to be construed in accordance with, the laws of the State of Texas, the TXG Guaranty would, under the laws of the State of Texas, constitute legal, valid and binding obligations of TXG enforceable against TXG in accordance with its terms.

         11. Except as set forth in the Financial Statements, the Borrower's annual report on Form 10-K for the year ended December 31, 1992, the Borrower's quarterly reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, there are no actions, suits or proceedings pending or, to the best of my knowledge (after making due inquiry with respect thereto), threatened against or affecting the Borrower, any of its Subsidiaries or any of its or their respective rights or Properties before any court or by or before any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may reasonably be expected to have a material adverse effect on the business, financial position or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or to impair materially the Borrower's ability to perform its obligations under the Reimbursement Agreement, TGPL's ability to perform its obligations under the TGPL Guaranty or TXG's ability to perform its obligations under the TXG Guaranty, or which in any manner draws into question the validity of the Reimbursement Agreement, the TGPL Guaranty or the TXG Guaranty.

         12. To the best of my knowledge (after making due inquiry with respect thereto) neither the Borrower nor any of its Subsidiaries is in default in any material respect with respect to any applicable order, writ, injunction or decree of any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default may reasonably be expected to have a material adverse effect on the business, financial position or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or to impair materially the Borrower's ability to perform its obligations under the Reimbursement Agreement, TGPL's ability to perform its obligations under the TGPL Guaranty or TXG's ability to perform its obligations under the TXG Guaranty, or which in any manner draws into question the validity of the Reimbursement Agreement, the TGPL Guaranty or the TXG Guaranty.

         13. Neither the Borrower nor any Material Subsidiary is an "investment company" or a person "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         14. Neither the Borrower nor any Material Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" as such terms are used in the Public Utility Holding Company Act of 1935, as amended, any rule or regulation promulgated thereunder or any order or interpretation of the Securities and Exchange Commission or its staff issued pursuant thereto, and neither the Borrower nor any Material Subsidiary is subject to any obligations, duties or liabilities thereunder (except Section 9(a)(2) thereof).

         15. Neither the Borrower nor any Material Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).

         16. No authorization, approval, consent, license, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Reimbursement Agreement, by TGPL of the TGPL Guaranty or by TXG of the TXG Guaranty or for the consummation of the transactions contemplated thereby.

         17. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable the Borrower and each Material Subsidiary to carry on any material aspect of the business in which it is presently engaged or to enable the Borrower to perform its obligations under the Reimbursement Agreement have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by the Borrower or any Material Subsidiary under any of the terms thereof.

         18. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable TGPL and each of its subsidiaries to carry on any material aspect of the business in which it is presently engaged or to enable TGPL to perform its obligations under the TGPL Guaranty have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by TGPL or any of its subsidiaries under any of the terms thereof.

         19. All authorizations, licenses, consents, filings, approvals and certificates which are necessary to enable TXG and each of its subsidiaries to carry on any material aspect of the business in which it is presently engaged or to enable TXG to perform its obligations under the TXG Guaranty have been obtained or made and are in full force and effect (except such authorizations, licenses, consents, filings, approvals and certificates which are not customarily obtained, made or filed prior to the time when they are required), and there has been no material default by TXG or any of its subsidiaries under any of the terms thereof.

         20. The Borrower is the record and beneficial owner of all of the issued and outstanding common stock and Voting Stock of TGC, and TGC is the record and beneficial owner of all of the issued and outstanding common stock and Voting Stock of TGPL and TXG, in each case free and clear of all Liens. There are no outstanding options, warrants or other rights to acquire any capital stock of any Material Subsidiary.

I am aware that Messrs. Bracewell & Patterson, L.L.P. and Messrs. King & Spalding may rely upon the opinions set forth herein in rendering their respective opinions furnished pursuant to the Reimbursement Agreement. This opinion is solely for your benefit and the benefit of your respective successors, assigns, participants and other transferees and may not be relied upon by any other Person, except to the extent set forth in this paragraph.


                                                          Very truly yours,

                                   EXHIBIT D

                FORM OF OPINION OF SPECIAL COUNSEL TO THE AGENT


                                     [Date]

To Bank of Montreal, as Agent and
as Issuing Bank, and to each of
the Banks party to the Reimbursement
Agreement described below

Ladies and Gentlemen:

We have acted as special counsel to Bank of Montreal, acting for itself, as Agent and as Issuing Bank, in connection with the preparation, execution and delivery of the Reimbursement Agreement, dated as of December 31, 1993 (the "Reimbursement Agreement"), among Transco Energy Company, a Delaware corporation (the "Borrower"), the Agent, the Issuing Bank and each of you. Capitalized terms defined in the Reimbursement Agreement are used herein as therein defined.

In that connection, we have examined the following documents:

         (1) Counterparts of the Reimbursement Agreement, executed by the Agent, Issuing Bank and the Borrower, respectively.

         (2) The documents furnished by the Borrower, TGPL and TXG pursuant to Section 3.01 of the Reimbursement Agreement and listed on Annex A hereto, including the opinion of Molly S. Williams, Vice President, Associate General Counsel and Assistant Secretary of the Borrower (the "Opinion of Borrower's Counsel") and the opinion of King & Spalding, special New York counsel to the Agent ("New York Counsel Opinion").

In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures and the conformity to the originals of all such documents submitted to us as copies. We have also assumed the accuracy of all matters set forth in the certificates referred to on Annex A hereto and assumed that each of the Borrower, the Banks, Issuing Bank and the Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Reimbursement Agreement, that TGPL has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the TGPL Guaranty and that TXG has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the TXG Guaranty. We have also assumed that no Bank has requested that the opinion required by Section 3.01(g) of the Reimbursement Agreement contain any other matters not contained in the form of opinion set forth as Exhibit D to the Reimbursement Agreement.

Based upon the foregoing examination of documents and assumptions and upon such other investigation as we have deemed necessary, we are of the opinion that the Opinion of Borrower's Counsel, the New York Counsel Opinion and the other documents referred to in item (2) above, are substantially responsive to the requirements of the Reimbursement Agreement.

This opinion is solely for the benefit of the Banks, the Issuing Bank, the Agent, their respective successors, assigns, participants and other transferees and may be relied upon only by such Persons in connection with the transactions contemplated by the Reimbursement Agreement.

                                      Very truly yours,


                                      Bracewell & Patterson, L.L.P.

                                    ANNEX A

(1)       The TGPL Guaranty executed by TGPL in favor of the Banks, Issuing Bank and the Agent.

(2)       The TXG Guaranty executed by TXG in favor of the Banks, Issuing Bank and the Agent.

(3)       The certificate of the Secretary or an Assistant Secretary of the Borrower contemplated by Section 3.01(c) of the
          Reimbursement Agreement.

(4)       The certificate of the Secretary or an Assistant Secretary of TGPL contemplated by Section 3.01(d) of the Reimbursement
          Agreement.

(5)       The certificate of the Secretary or an Assistant Secretary of TXG contemplated by Section 3.01(e) of the Reimbursement
          Agreement.

(6)       The opinion of Molly S. Williams, substantially in the form of Exhibit C to the Reimbursement Agreement.

(7)       The opinion of King & Spalding, special New York counsel to Issuing Bank and the Agent, substantially in the form of
          Exhibit E to the Reimbursement Agreement.

(8)       The certificate of an officer of the Borrower contemplated by Section 3.01(i) of the Reimbursement Agreement.

(9)       The certificate of the chief financial officer of TGPL substantially in the form of Exhibit F to the Reimbursement
          Agreement.

(10)      The certificate of the chief financial officer of TXG substantially in the form of Exhibit G to the Reimbursement
          Agreement.

                                   EXHIBIT E

                      FORM OF OPINION OF SPECIAL NEW YORK
                              COUNSEL TO THE AGENT

                        {Letterhead of King & Spalding}


                                January __, 1994

To Bank of Montreal, as
Agent and Issuing Bank,
and to each of the Banks
party to the Reimbursement
Agreement described below

                             Transco Energy Company

Ladies and Gentlemen:

We have acted as special New York counsel for Bank of Montreal, acting for itself, as Agent and as Issuing Bank, in connection with the execution and delivery of the Reimbursement Agreement dated as of December 31, 1993 (the "Reimbursement Agreement") among Transco Energy Company, a Delaware corporation (the "Borrower"), each of you, Bank of Montreal, as Agent and as Issuing Bank. This opinion is being delivered pursuant to Section 3.01(h) of the Reimbursement Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Reimbursement Agreement.

In that capacity, our engagement has been limited to the review of:

         (1) A proposed execution copy of the Reimbursement Agreement, distributed under cover of a memorandum from Bracewell & Patterson, L.L.P., dated January __, 1994.

         (2) The forms of Guaranties attached as Exhibits A and B to such proposed execution copy of the Reimbursement Agreement.

         (3) The opinion of Molly S. Williams, Vice President, Associate General Counsel and Assistant Secretary for the Borrower, dated January __, 1994, delivered pursuant to Section 3.01(f) of the Reimbursement Agreement (the "Opinion of Borrower's Counsel").

We have not been involved in the preparation or negotiation of the documents we have reviewed, and are not familiar with the transactions evidenced thereby or with the Borrower, TGPL or TXG, except to the extent described in such documents. With respect to questions of fact material to our opinions expressed below, we have, with your consent, relied solely upon the documents we have examined without independent investigation or verification. We have also assumed that the Reimbursement Agreement and the Guaranties have been duly executed, delivered and completed, with all necessary power and authority (corporate or otherwise), by all parties thereto in form and substance identical (in all material respects) to, respectively, the proposed execution copy of the Reimbursement Agreement referred to above and the forms of Guaranties attached as Exhibits A and B to such proposed execution copy of the Reimbursement Agreement.

Insofar as the opinions expressed in paragraphs 1 and 2, below, involve conclusions as to the matters set forth in paragraphs 1, 2, 3, 5, 6, 8, 9, 17, 18, 19 and 20 of the Opinion of Borrower's Counsel, we have assumed, with your permission and without independent investigation, the correctness of the matters set forth therein, and our opinions as to such matters are subject to the assumption, qualifications and limitations set forth in the Opinion of Borrower's Counsel with respect thereto. Our opinions expressed herein are limited to the laws of the State of New York, and we express no opinion as to any other law. In that regard, as to matters governed by Federal law, we understand that you are relying solely on the Opinion of Borrower's Counsel and the opinion of Bracewell & Patterson, L.L.P. special counsel to the Agent, delivered to you on this date pursuant to Sections 3.01(g) and (h), respectively, of the Reimbursement Agreement.

Based on the foregoing, we are of the following opinion:

         1. The Reimbursement Agreement is the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

         2. The TGPL Guaranty and the TXG Guaranty are the legal, valid and binding obligations of TGPL and TXG, respectively, enforceable against TGPL and TXG in accordance with their respective terms.

The opinions set forth above, are subject to the following qualifications:

         (a) The enforceability of the Borrower's obligations under the Reimbursement Agreement and the enforceability of TGPL's and TXG's respective obligations under the Guaranties, are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.

         (b)     We express no opinion herein as to the enforceability of
Section 9.05 of the Reimbursement Agreement.

         (c) The enforceability of the Borrower's obligations under the Reimbursement Agreement and the enforceability of TGPL's and TXG's respective obligations under the Guaranties, are subject to general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants. Such principles might be applied, for example, to provisions that purport to grant a party the authority to exercise sole discretion or make conclusive determinations. Further, pursuant to such equitable principles, the provisions of each Guaranty providing for TGPL's or TXG's obligations to be unaffected by certain activities relating to, and alterations of underlying agreements, might be enforceable only to the extent that such activities and alterations are not so material as to constitute a new contract among the parties.

         (d) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

         (e) We express no opinion herein concerning the enforceability of any indemnification provision of the Reimbursement Agreement to the extent requiring indemnification of a party for actions or inactions constituting violations of securities laws of the State of New York.

         (f) We express no opinion herein concerning the creation, validity, perfection or priority of any lien or security interest purported to be granted pursuant to Section 6.02 of the Reimbursement Agreement.

                                      Very truly yours

                                   EXHIBIT F

                              SOLVENCY CERTIFICATE

                             SENIOR VICE PRESIDENT
                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION


         This certificate is delivered pursuant to Section 3.01(j) of the Reimbursement Agreement (the "Reimbursement Agreement") dated as of December 31, 1993 among Transco Energy Company, a Delaware corporation ("TEC"), various lenders parties thereto ("Lenders"), and Bank of Montreal, as Agent for such Lenders and as Issuing Bank.

         Capitalized terms used herein which are not defined herein shall have the meanings assigned to them by or pursuant to the terms of the Reimbursement Agreement.

         1. I am, and at all times since December 31, 1992 have been, a Senior Vice President and the chief financial officer of Transcontinental Gas Pipe Line Corporation, a Delaware corporation ("Company"), and in such capacity have responsibility for the management of the financial affairs of the Company and the preparation of the financial statements of the Company. I have been principally responsible for acting on behalf of the Company in connection with the negotiation and consummation of the Guaranty dated as of December 31, 1993 executed by the Company in favor of the Lenders, the Issuing Bank and the Agent ("Guaranty"), including review of the affairs of the Company, meeting and conferring with legal counsel to the Company, the Issuing Bank and the Agent and its special counsel, and in furnishing information to the Lenders, the Issuing Bank, and the Agent to be used in the analyses prepared by them.

         2. I have carefully reviewed the contents of this Certificate, and I have conferred with legal counsel for the purposes of discussing the meaning of its contents.

         3. In connection with the preparation for consummation of the transactions contemplated by the Guaranty and the other Loan Documents, I have reviewed income projections, balance sheet projections and cash flow projections for the Company (collectively, the "Projections") for each of the next three fiscal years of the Company, commencing with the fiscal year ending December 31, 1994 and finishing with the fiscal year ending December 31, 1996. The Projections give effect to the consummation of the transactions contemplated by the Guaranty and the other Loan Documents, and were prepared on the basis of information available at September 30, 1993. The Projections have been prepared in a manner consistent with the Company's past practices in its internal planning. I know of no facts which have occurred since September 30, 1993 which would lead me to believe that the Projections have not been prepared on a reasonable basis.

         4. I have reviewed a pro forma summary balance sheet of the Company (the "Balance Sheet") as of October 31, 1993, which gives effect to the consummation of the transactions contemplated by the Guaranty and the other Loan Documents. The Balance Sheet includes the liabilities of the Company determined in accordance with generally accepted accounting principles, except for pro forma adjustments, and the net book value of the assets of the Company. I know of no facts which have occurred since October 31, 1993 which would lead me to believe that the Balance Sheet is a materially incorrect statement of the financial condition of the Company as of the date hereof.

         5. In connection with the preparation, review and examination of the Projections and the Balance Sheet, I have made such investigation and inquiries as I deem necessary and prudent therefor. The assumptions upon which the Projections and Balance Sheet are based are stated therein, which assumptions I have no reason to believe are not reasonable. Based thereon, I believe that the Projections for the Company provide a reasonable estimation of future performance.

         Based on the foregoing, I have reached the following conclusions:

         A. The execution and delivery of the Guaranty and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not render the Company "insolvent" nor will the aggregate liabilities of the Company (assuming that the Company pays its entire liability under the Guaranty) exceed the fair saleable value of the assets of the Company. In this context "insolvent" means that the present fair saleable value of assets is less than the amount that will be required to pay the probable liability (assuming, however, that the Company is required to pay on the date hereof its entire liability under the Guaranty, even though such payment is not probable) on existing debts as they become absolute and matured. I also understand that the term "debts" as used in this Certificate includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

         B. The execution and delivery of the Guaranty and the other Loan Documents and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not leave the Company with Property remaining in its hands which would constitute unreasonably small capital. In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the present and anticipated needs for capital of the businesses anticipated to be conducted by the Company and based upon the Projections and other information described above.

         C. The execution and delivery of the Guaranty and the other Loan Documents and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not cause the Company to incur debts beyond its ability to pay as they mature. I have based my conclusion in part on the Projections, which demonstrate that the Company will have positive cash flow after paying all of its scheduled anticipated debt. I have concluded that the realization of current assets by the Company in the ordinary course of business will be sufficient to pay recurring current debt, short-term debt and long-term debt service as such debts mature, and that the cash flow of the Company will be sufficient to provide cash necessary to repay sums owing under the Guaranty and other debts as such debts mature.

         D. To the best of my knowledge, the Company has not executed the Guaranty or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay or defraud either present or future creditors.

         I understand that the Lenders, the Issuing Bank and the Agent are relying on the truth and accuracy of the foregoing in connection with the extension of credit to TEC and in deciding to accept the Guaranty.

         I hereby represent and certify, in my capacity as Senior Vice President and chief financial officer of the Company, that the foregoing information is true and correct and execute this Certificate as of the 31st day of December, 1993.


                                           By: __________________________
                                           Name: ________________________
                                           Title: _______________________

                                   EXHIBIT G

                              SOLVENCY CERTIFICATE

                             SENIOR VICE PRESIDENT
                       TEXAS GAS TRANSMISSION CORPORATION


         This certificate is delivered pursuant to Section 3.01(k) of the Reimbursement Agreement (the "Reimbursement Agreement") dated as of December 31, 1993 among Transco Energy Company, a Delaware corporation ("TEC"), various lenders parties thereto ("Lenders"), and Bank of Montreal, as Agent for such Lenders and as Issuing Bank.

         Capitalized terms used herein which are not defined herein shall have the meanings assigned to them by or pursuant to the terms of the Reimbursement Agreement.

         1. I am, and at all times since December 31, 1992 have been, a Senior Vice President and the chief financial officer of Texas Gas Transmission Corporation, a Delaware corporation ("Company"), and in such capacity have responsibility for the management of the financial affairs of the Company and the preparation of the financial statements of the Company. I have been principally responsible for acting on behalf of the Company in connection with the negotiation and consummation of the Guaranty dated as of December 31, 1993 executed by the Company in favor of the Lenders, the Issuing Bank and the Agent ("Guaranty"), including review of the affairs of the Company, meeting and conferring with legal counsel to the Company, the Issuing Bank and the Agent and its special counsel, and in furnishing information to the Lenders, the Issuing Bank and the Agent to be used in the analyses prepared by them.

         2. I have carefully reviewed the contents of this Certificate, and I have conferred with legal counsel for the purposes of discussing the meaning of its contents.

         3. In connection with the preparation for consummation of the transactions contemplated by the Guaranty and the other Loan Documents, I have reviewed income projections, balance sheet projections and cash flow projections for the Company (collectively, the "Projections") for each of the next three fiscal years of the Company, commencing with the fiscal year ending December 31, 1994 and finishing with the fiscal year ending December 31, 1996. The Projections give effect to the consummation of the transactions contemplated by the Guaranty and the other Loan Documents, and were prepared on the basis of information available at September 30, 1993. The Projections have been prepared in a manner consistent with the Company's past practices in its internal planning. I know of no facts which have occurred since September 30, 1993 which would lead me to believe that the Projections have not been prepared on a reasonable basis.

         4. I have reviewed a pro forma summary balance sheet of the Company (the "Balance Sheet") as of October 31, 1993, which gives effect to the consummation of the transactions contemplated by the Guaranty and the other Loan Documents. The Balance Sheet includes the liabilities of the Company determined in accordance with generally accepted accounting principles, except for pro forma adjustments, and the net book value of the assets of the Company. I know of no facts which have occurred since October 31, 1993 which would lead me to believe that the Balance Sheet is a materially incorrect statement of the financial condition of the Company as of the date hereof.

         5. I have examined unaudited financial statements for the Company for the fiscal year ended December 31, 1990 and for nine months ended September 30, 1991. The above described financial statements were prepared by officers and employees of the Company responsible for financial and accounting matters in accordance with generally accepted accounting principles.

         6. In connection with the preparation, review and examination of the Projections and the Balance Sheet, I have made such investigation and inquiries as I deem necessary and prudent therefor. The assumptions upon which the Projections and Balance Sheet are based are stated therein, which assumptions I have no reason to believe are not reasonable. Based thereon, I believe that the Projections for the Company provide a reasonable estimation of future performance.

         Based on the foregoing, I have reached the following conclusions:

         A. The execution and delivery of the Guaranty and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not render the Company "insolvent" nor will the aggregate liabilities of the Company (assuming that the Company pays its entire liability under the Guaranty) exceed the fair saleable value of the assets of the Company. In this context "insolvent" means that the present fair saleable value of assets is less than the amount that will be required to pay the probable liability (assuming, however, that the Company is required to pay on the date hereof its entire liability under the Guaranty, even though such payment is not probable) on existing debts as they become absolute and matured. I also understand that the term "debts" as used in this Certificate includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

         B. The execution and delivery of the Guaranty and the other Loan Documents and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not leave the Company with Property remaining in its hands which would constitute unreasonably small capital. In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the present and anticipated needs for capital of the businesses anticipated to be conducted by the Company and based upon the Projections and other information described above.

         C. The execution and delivery of the Guaranty and the other Loan Documents and the performance of the Guaranty by the Company (including, without limitation, payment thereunder) will not cause the Company to incur debts beyond its ability to pay as they mature. I have based my conclusion in part on the Projections, which demonstrate that the Company will have positive cash flow after paying all of its scheduled anticipated debt. I have concluded that the realization of current assets by the Company in the ordinary course of business will be sufficient to pay recurring current debt, short-term debt and long-term debt service as such debts mature, and that the cash flow of the Company will be sufficient to provide cash necessary to repay sums owing under the Guaranty and other debts as such debts mature.

         D. To the best of my knowledge, the Company has not executed the Guaranty or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay or defraud either present or future creditors.

         I understand that the Lenders, the Issuing Bank and the Agent are relying on the truth and accuracy of the foregoing in connection with the extension of credit to TEC and in deciding to accept the Guaranty.

         I hereby represent and certify, in my capacity as Senior Vice President and chief financial officer of the Company, that the foregoing information is true and correct and execute this Certificate as of the 31st day of December, 1993.


                                     By: ____________________________
                                     Name: __________________________
                                     Title: _________________________

                                   EXHIBIT H

                           ASSIGNMENT AND ACCEPTANCE

                          Dated ______________, 199__


         Reference is made to the Reimbursement Agreement dated as of December 31, 1993 (the "Reimbursement Agreement") among Transco Energy Company, a Delaware corporation (the "Borrower"), the Banks (as defined in the Reimbursement Agreement), and Bank of Montreal, as Agent for the Banks (the "Agent") and as Issuing Bank. Terms defined in the Reimbursement Agreement are used herein with the same meaning.

         _______________________ (the "Assignor") and _________________________
__________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Reimbursement Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Reimbursement Agreement, including, without limitation, such interest in the Assignor's Commitment and the Obligations owing to Assignor. After giving effect to such sale and assignment, the Assignee's and Assignor's respective Commitments and the respective Obligations owing to the Assignee and Assignor will be as set forth in Section 2 of Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Reimbursement Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, TGPL, TXG or any other Person or the performance or observance by the Borrower, TGPL, TXG or any other Person of any of its obligations under the Reimbursement Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) confirms that it has received a copy of the Reimbursement Agreement and the Guaranties, together with copies of the financial statements referred to in Section 4.01 thereof and financial statements of TGPL and TXG and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Issuing Bank, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank; {and
(vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Reimbursement Agreement and the Guaranties or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.}(1)

         4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Reimbursement Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Reimbursement Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Reimbursement Agreement and the Guaranties in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under





____________________

     (1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

the Reimbursement Agreement for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                             {NAME OF ASSIGNOR:}


                                             By: ____________________________
                                                Name: _______________________
                                                Title: ______________________


                                             {NAME OF ASSIGNEE:}


                                             By: ____________________________
                                                Name: _______________________
                                                Title: ______________________


                                             Domestic Lending Office (and
                                              address for notices):

                                                        {Address}


                                             Eurodollar Lending Office:

                                                        {Address}


Accepted this ______ day of
__________________, 199__:

Bank of Montreal, as Agent


By: _________________________
   Name: ____________________
   Title: ___________________

                                   SCHEDULE 1
                                       TO
                           ASSIGNMENT AND ACCEPTANCE
                           Dated _____________, 199__


Section 1.

   Percentage Interest:                                          ________%


Section 2.

   Assignee's Commitment                                         $________

   Aggregate Obligations owing to the Assignee                   $________

   Assignor's Commitment                                         $________

   Aggregate Obligations owing to the Assignor                   $________

Section 3.

   Effective Date(2):





____________________

     (2) This date should be no earlier than the date of acceptance by the Agent.

                                   EXHIBIT I

                            SUBORDINATION AGREEMENT


         This Subordination Agreement (this "Agreement") is entered into by and among Transco Energy Company, a Delaware corporation ("TEC") and each of the subsidiaries of TEC listed on the signature page hereto (each individually a "Subsidiary," and collectively, the "Subsidiaries").

                              W I T N E S S E T H:

         WHEREAS, from time to time, TEC and the Subsidiaries have lent and/or may in the future lend money to each other; and

         WHEREAS, TEC is a party to that certain Reimbursement Agreement dated December 31, 1993 among TEC, the lenders parties thereto, and Bank of Montreal, as Agent and as Issuing Bank (as it may be amended or modified from time to time, the "Reimbursement Agreement", the terms defined therein and not otherwise defined herein are used herein as therein defined); and

         WHEREAS, Section 5.02(c) of the Reimbursement Agreement requires that any debt of a Subsidiary to another Subsidiary be subordinated on specified terms to all debt from time to time owed to TEC by the debtor Subsidiary and any debt of TEC to a Subsidiary be subordinated on specified terms to all debt from time to time owed to the Banks pursuant to the Loan Documents; and

         WHEREAS, the ability of TEC to request Letter of Credit under the Reimbursement Agreement is expected to be of material benefit to each of the Subsidiaries; and

         WHEREAS, each Subsidiary has determined, reasonably and in good faith, that it has adequate capital to conduct its business as presently conducted and as proposed to be conducted and that it will be able to meet its obligations in respect of its existing and future indebtedness and liabilities as and when the same shall become due and payable; and

         WHEREAS, each Subsidiary has determined that the execution and delivery of this Agreement is in furtherance of its corporate purposes and in its best interests, having regard to all relevant facts and circumstances;

         NOW, THEREFORE, as contemplated by Section 5.02(c) of the Reimbursement Agreement, TEC and each Subsidiary hereby agree with the Banks as hereinafter set forth.

Section 1.       Definitions.  As used in this Agreement.

         (a) "Senior Debt" means the Subsidiary Senior Debt and the TEC Senior Debt.

         (b) "Subordinated Debt" means the Subsidiary Subordinated Debt and the TEC Subordinated Debt.

         (c) "Subsidiary Senior Debt" means all of the obligations, liabilities and indebtedness of every kind, nature and description, direct or indirect, secured or unsecured, absolute or contingent, due or to become due, now or hereafter owed to TEC or the Banks by any Subsidiary.

         (d) "Subsidiary Subordinated Debt" means all obligations, liabilities and indebtedness of every kind, nature and description, direct or indirect, secured or unsecured, absolute or contingent, due or to become due, now or hereafter owed by any Subsidiary to any other Subsidiary.

         (e) "TEC Senior Debt" means all obligations, liabilities and indebtedness of every kind, nature and description, direct or indirect, secured or unsecured, absolute or contingent, due or to become due, now or hereafter owed to the Banks by TEC.

         (f) "TEC Subordinated Debt" means all obligations, liabilities and indebtedness of every kind, nature and description, direct or indirect, secured or unsecured, absolute or contingent, due or to become due, now or hereafter owed by TEC to any Subsidiary.

Section 2.       TEC Subordination.

         (a) TEC and each Subsidiary hereby agree that the TEC Subordinated Debt shall hereafter be subordinated in right of payment to any and all of the TEC Senior Debt such that upon any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of TEC or the proceeds thereof to the creditors of TEC, or readjustment of the obligations and indebtedness of TEC, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the TEC Subordinated Debt, or the application of the assets of TEC to the payment or liquidation thereof, or upon the dissolution, liquidation, cessation or other winding up of TEC's business, or upon the sale of all or substantially all of TEC's assets, then, and in any such event, the Banks shall be entitled to receive payment in full of any and all of the proceeds of any such transaction until such time as the TEC Senior Debt shall have been fully paid and satisfied and all financing arrangements between the Banks and TEC have been terminated.

         (b) So long as any Default or any Event of Default exists, TEC shall not make any payment of principal or interest on any TEC Subordinated Debt, and the payment of any such principal or interest shall be subordinated to any and all of the TEC Senior Debt.

         (c) If TEC makes any payment of any character in contravention of this Agreement, such payment shall be received in trust for the benefit of, and upon demand shall be promptly paid over or delivered and transferred to, the Agent for the account of the Banks for application to the payment of all TEC Senior Debt.

Section 3.       Subsidiary Subordination.

         (a) TEC and each Subsidiary hereby agree that the Subsidiary Subordinated Debt shall hereafter be subordinated in right of payment to any and all of the Subsidiary Senior Debt such that upon any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Subsidiary or the proceeds thereof to the creditors of any Subsidiary, or readjustment of the obligations and indebtedness of any Subsidiary, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Subsidiary Subordinated Debt, or the application of the assets of any Subsidiary to the payment or liquidation thereof, or upon the dissolution, liquidation, cessation or other winding up of any Subsidiary's business, or upon the sale of all or substantially all of any Subsidiary's assets, then, and in any such event, TEC or the Banks, as the case may be, shall be entitled to receive payment in full of any and all of the proceeds of any such transaction until such time as the Subsidiary Senior Debt shall have been fully paid and satisfied and all financing arrangements between TEC or the Banks, as the case may be, and each Subsidiary have been terminated.

         (b) So long as any Default or any Event of Default exists, no Subsidiary shall make any payment of principal or interest on any Subsidiary Subordinated Debt, and the payment of any such principal or interest shall be subordinated to any and all of the Subsidiary Senior Debt.

         (c) If any Subsidiary makes any payment of any character in contravention of this Agreement, such payment shall be received in trust for the benefit of, and upon demand shall be promptly paid over or delivered and transferred to, TEC or the Agent for the account of the Banks, as the case may be, for application to the payment of all Subsidiary Senior Debt.

Section 4. Representations. TEC and each Subsidiary warrants and represents that (a) it has the right, power and authority to enter into this Agreement, (b) the Banks are entitled to rely on the representations, warranties and covenants of it contained in this Agreement, (c) it has not previously assigned any of its interest in the Subordinated Debt, and (d) the Subordinated Debt is unsecured as of the date hereof, and shall remain unsecured until such time as the Senior Debt shall have been fully paid and satisfied and all financing arrangements between the Banks and TEC under the Reimbursement Agreement have terminated.

Section 5. No Liens. Each of TEC and the Subsidiaries hereby agrees that it shall have no Lien to secure any Subordinated Debt.

Section 6. Continuing Nature of Subordination. This Agreement shall be irrevocable and shall continue in effect until the Senior Debt and all obligations under the Reimbursement Agreement shall have been paid in full and all financing arrangements between TEC and the Banks under the Reimbursement Agreement have been terminated. This is a continuing agreement of subordination and the Banks may continue, at any time and without notice to any Subsidiary, to extend credit or other financial accommodations and loan monies to or for the benefit of TEC on the faith hereof.

Section 7. Additional Agreements Between the Banks, TEC and Subsidiaries. The Banks, at any time and from time to time, may enter into such agreement or agreements with TEC and the Subsidiaries as the Banks may deem proper, extending the time of payment of or renewing or otherwise altering the terms of any debt or affecting any collateral underlying any debt, and may exchange, sell, release, surrender or otherwise deal with any such security without in any way thereby impairing or affecting this Agreement.

Section 8. TEC's and Subsidiaries' Waivers. TEC and each Subsidiary agree that the Agent and the Banks have made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Reimbursement Agreement, the collectability of the Senior Debt or otherwise and that the Banks shall be entitled to manage and supervise their loans to TEC in their discretion.

Section 9. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by TEC, each of the Subsidiaries and the Required Banks, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Agent or any Bank or the obligations of TEC to the Agent or any Bank in any other respect at any other time.

Section 10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

Section 11. Titles. The section titles contained in this agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 12. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier or telex communication) and dispatched by registered or certified mail, telecopied, telexed or delivered,
(a) if to TEC or any Subsidiary at its address at 2800 Post Oak Boulevard, P.
O. Box 1396, Houston, Texas  77251, Attention:  Treasurer, Telecopy:
(713)439-3648, Telex: 792013, Answerback: TRANSCO HOU A, and (b) if to the Agent or any Bank at its respective address from time to time specified in or pursuant to the Reimbursement Agreement. Each such notice or communication shall be effective (i) if mailed, on the fifth Business Day following the date it is dispatched by registered or certified mail, (ii) if delivered by hand, upon delivery with written receipt, and (iii) if telecopied or telexed, when receipt is confirmed by telephone or appropriate answer-back, respectively, except that any notice or communication to the Agent shall not be effective until received by the Agent.

Section 13. Third Party Beneficiaries. This Agreement is specifically intended to be for the benefit of the Agent and the Banks and their respective successors and assigns, but shall not be for the benefit of any other third party, including but not limited to any other creditor of TEC or any Subsidiary, any taxing authority, or any trustee or receiver. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, this Agreement has been signed as of the 31st day of December, 1993.

                                           TRANSCO ENERGY COMPANY



                                           By: ____________________________
                                              Name: _______________________
                                              Title: ______________________


                                           SUBSIDIARIES:

                                           TRANSCO GAS COMPANY



                                           By: ____________________________
                                              Name: _______________________
                                              Title: ______________________



                                           TRANSCONTINENTAL GAS PIPE LINE
                                            CORPORATION



                                           By: ____________________________
                                              Name: _______________________
                                              Title: ______________________


                                           TEXAS GAS TRANSMISSION CORPORATION



                                           By: ____________________________
                                              Name: _______________________
                                              Title: ______________________